Exhibit 10.2

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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NON-EXCLUSIVE SUBLICENSE AGREEMENT

This Non-Exclusive Sublicense Agreement (“Agreement”) is entered into as of the Effective Date by and between Juno Therapeutics, Inc., a Delaware corporation having its principal place of business at 307 Westlake Avenue North, Suite 300, Seattle, Washington 98109, United States of America (“Juno”), Novartis Institutes for Biomedical Research, Inc., a Delaware corporation having offices located at 250 Massachusetts Avenue, Cambridge, Massachusetts 02139, United States of America (“Novartis”), and The Trustees of the University of Pennsylvania, a nonprofit corporation organized under the laws of Commonwealth of Pennsylvania, United States of America (“Penn” and, together with Novartis and Juno, the “Parties”).

RECITALS

A.	WHEREAS, Juno and St. Jude Children’s Research Hospital, Inc., a nonprofit corporation organized under the laws of State of Tennessee, (“St. Jude”) have entered into an exclusive license to certain patent applications and patents (the “Licensed Patents”), Including U.S. Patent No. 8,399,645 (the “’645 Patent”), owned by St. Jude for use in humans;

B.	WHEREAS, Juno, St. Jude, Novartis and Penn are parties to The Trustees of the University of Pennsylvania v. St. Jude Children’s Research Hospital, Inc., Civil Action No. 2:13-cv-01502-SD; Trustees of the University of Pennsylvania v. St. Jude’s Children’s Research Hospital, Civil Action No. 2:12-cv-04122-SD; and St. Jude Children’s Research Hospital v. Trustees of the University of Pennsylvania, Civil Action No. 2:12-cv-05878-SD, pending before the United States District Court, Eastern District of Pennsylvania (collectively, the “Litigation”); and

C.	WHEREAS, Novartis wishes to obtain a non-exclusive license from Juno to the Licensed Patents for use in the Field (as defined below), on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the promises and mutual covenants recited herein, the Parties agree as follows:

ARTICLE I

DEFINITIONS

The following words and phrases shall have meanings set forth below solely for purposes of this Agreement:

1.01 “Affiliate” shall mean any corporation, company, limited liability company or other entity, which controls, is controlled by or is under common control with the Party in question. For purposes of this definition, control shall mean the direct or indirect ownership of

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more than fifty percent (50%) of the stock having the right to vote for directors thereof or the ability to otherwise control the management of the corporation, association or other business entity whether through the ownership of voting securities, by contract, resolution, regulation or otherwise.

1.02 “Assertion Entity” shall mean each of Penn, Novartis, their respective Affiliates, any sublicensee of Novartis or its Affiliates under this Agreement (permitted in accordance with Section 2.02) and/or any entity that Penn or Novartis, their respective Affiliates, or such sublicensees of Novartis or its Affiliates under this Agreement has authorized to commence or conduct any legal proceeding against Juno, any sublicensee of Juno or St. Jude, or assists in the conduct of any such legal proceeding.

1.03 “BLA” shall mean a Biologics License Application, as defined in the U.S. Federal Food, Drug, and Cosmetics Act, as amended, and the regulations promulgated thereunder, any alternate market approval application Including a New Drug Application or 510k application, and any corresponding supranational, foreign or domestic equivalent marketing authorization application, registration or certification, necessary to market a Licensed Product.

1.04 “Business Day” shall mean a day on which banking institutions in both Seattle, Washington and Basel, Switzerland are open for business, but in any event excluding the nine (9) consecutive calendar days beginning on December 24th and continuing through January 1st of each calendar year and all Saturdays and Sundays.

1.05 “Calendar Quarter” shall mean each three month period commencing January 1, April 1, July 1 and October 1 of each calendar year.

1.06 “CART-19” shall mean a chimeric antigen receptor T cell directed against CD19.

1.07 “CART-19 Supplier” shall mean any supplier, contractor or manufacturing organization with respect to any component, product candidate, product and/or service provided by such party, directly or indirectly, in connection with any CART-19 product or CART-19 service (Including the use, manufacture or provision thereof), solely when and to the extent that such party is acting in such capacity related to such CART-19 product or CART-19 service.

1.08 “Effective Date” shall mean the date on which the parties file the form of dismissal attached hereto as Exhibit 5.02, pursuant to Article V of this Agreement and subject to the conditions set forth therein.

1.09 “FDA” shall mean the United States Food and Drug Administration, or any successor agency thereto.

1.10 “Field” shall mean all therapeutic, diagnostic, preventative and palliative uses.

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1.11 “First Assert” shall mean any legal proceeding commenced or otherwise prosecuted by any Assertion Entity, Including any legal proceeding conducted by any entity that is acquired by or merged with any Assertion Entity (“Control Transaction”) that, prior to such Control Transaction, initiated legal proceedings against Juno or St. Jude that are not terminated within [***] days of the close of such Control Transaction, whether such legal proceeding is before a court of law, an administrative body (Including the U.S. Patent and Trademark Office or the International Trade Commission) or any other tribunal entity, where relief is sought to invalidate a Licensed Patent before St. Jude, Juno or their respective Affiliates has commenced or otherwise prosecuted any similar proceedings against Penn, Novartis or their respective Affiliates.

1.12 “First Commercial Sale” shall mean (a) the first sale in the Territory of Licensed Product by Novartis, its Affiliates or Permitted Sublicensees to a Third Party after such Licensed Product has been granted regulatory approval, Including pricing approval, by the appropriate regulatory authority(ies) for the relevant country or region or (b) the first performance of a Licensed Service in exchange for consideration. First Commercial Sale excludes any sale or other distribution of Licensed Product for use in a clinical trial or other development activity, for promotional use, Including samples, or for use in a compassionate use or similar program.

1.13 “Including” shall mean “including but not limited to” and “including without limitation.”

1.14 “Licensed Patents” shall mean (a) the patent and patent applications listed on Exhibit 1.14 hereto; (b) any other patent or patent application that is a divisional, continuation, reissue, renewal, reexamination, substitution or extension of any patent or patent application identified in (a); (c) any patents subsequently issuing on any patent application identified in (a) or (b), Including any reissues, renewals, reexaminations, substitutions or extensions thereof; and (d) those claims of a continuation-in-part application or patent (Including any reissues, renewals, reexaminations, substitutions or extensions thereof) that are entitled to the priority date of at least one of the patents or patent applications identified in (a), (b) or (c). Specifically excluded from Licensed Patents are U.S. Patent Nos. [***] and [***], and any other patent or patent application that claims priority to, or common priority with, or is a divisional, continuation, re-issue, renewal, reexamination, substitution or extension of any patent or patent application identified in clause (a) above that contains only claims directed to the [***].

1.15 “Licensed Product” shall mean any material, cell, composition or drug, the manufacture, use, importation, offer for sale or sale of which would infringe any Valid Claim but for the license granted under this Agreement. For the avoidance of doubt, as of the Effective Date (i.e., as the Licensed Patents and Valid Claims thereunder exist as of the Effective Date), the [***] are Licensed Products, as defined under this Agreement.

1.16 “Licensed Services” shall mean any service using a Licensed Product, the performance of which would infringe a Valid Claim but for the license granted under this Agreement.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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1.17 “Net Sales” shall mean the net sales in the Territory recorded by Novartis or any of its Affiliates or Permitted Sublicensees for sale of any Licensed Product to, and performance of any Licensed Service for, a Third Party other than a Permitted Sublicensee, distributor and wholesaler, as [***]. The deductions booked on an accrual basis by Novartis, its Affiliates and its Permitted Sublicensees under Novartis Accounting Standards, to calculate the recorded net sales from gross sales include the following, in each case, to the extent actually accrued, discounted or credited, as applicable, and without duplication:

(i)	customary trade and cash discounts;

(ii)	amounts repaid or credited by reasons of defects, rejections or recalls or returns;

(iii)	[***];

(iv)	[***];

(v)	[***];

(vi)	[***];

(vii)	[***]; and

(viii)	other reductions for specifically identifiable amounts deducted for reasons substantially similar to those listed in clauses (i) through (vii) above if [***].

With respect to the calculation of Net Sales:

(A)	[***]; and

(B)	If a Licensed Product is delivered to the Third Party before being invoiced (or is not invoiced), Net Sales will be calculated [***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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1.18 “Novartis Accounting Standards” shall mean the IFRS (International Financial Reporting Standards), as generally and consistently applied throughout the Novartis’s organization. Novartis shall promptly notify Juno in the event that it changes the Novartis Accounting Standards pursuant to which its records are maintained, it being understood that Novartis may only use internationally recognized accounting principles (e.g., IFRS, US GAAP, etc.).

1.19 “Penn-Novartis Collaboration” shall mean that certain Collaboration and License Agreement entered by and between Penn and Novartis effective August 3, 2012, a redacted copy of which has been provided to Juno and St. Jude.

1.20 “Penn Construct” shall mean a CART-19 that includes [***].

1.21 “Penn-Novartis Parties” shall mean Penn and its Affiliates as well as Novartis and its Affiliates.

1.22 “Permitted Sublicensees” shall mean Third Parties that are permitted sublicensees of Novartis under the Penn-Novartis Collaboration that become sublicensed under the Penn-Novartis Collaboration to participate in the commercialization of products as contemplated by the Penn-Novartis Collaboration.

1.23 “Person” shall mean an individual, trust, corporation, partnership, joint venture, limited liability company, association, unincorporated organization or other legal or governmental entity.

1.24 “Phase I Clinical Trial” shall mean a human clinical trial, the principal purpose of which is a preliminary determination of safety in healthy individuals or patients as required in 21 C.F.R. § 312, or a similar clinical study prescribed by the regulatory authorities in a country other than the United States.

1.25 “Phase II Clinical Trial” shall mean (a) a human clinical trial, for which a primary endpoint is a preliminary determination of efficacy or dose ranges in patients with the disease target being studied as required in 21 C.F.R. § 312.21(b), as may be amended from time to time, or a similar clinical study prescribed by the regulatory authorities in a country other than the United States, (b) a combined Phase I and Phase II Clinical Trial which [***], or (c) any Phase III Clinical Trial performed in lieu of a Phase II study.

1.26 “Phase III Clinical Trial” shall mean a human clinical trial, the principal purpose of which is to establish safety and efficacy in patients with the disease target being studied as required in 21 C.F.R. § 312, or similar clinical study prescribed by the regulatory authorities in a country other than the United States. A Phase III Clinical Trial shall also include any other human clinical trial intended as a pivotal study (a Phase II trial that provides evidence for a drug marketing approval), whether or not such study is a traditional Phase III study.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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1.27 “Settlement Agreement” shall mean that certain agreement entered by and between Juno, St. Jude, Penn and Novartis on the same date herewith, which is incorporated herein by reference.

1.28 “St. Jude Agreement” shall mean that certain Exclusive License Agreement entered by and between Juno and St. Jude effective December 3, 2013, a redacted copy of which is attached as Exhibit 1.28 hereto.

1.29 “St. Jude-Juno Parties” shall mean St. Jude and its Affiliates as well as Juno and its Affiliates.

1.30 “Term of this Agreement” shall have the meaning set forth in Section 12.01.

1.31 “Territory” shall mean the United States of America (“U.S.”), Including its territories and possessions.

1.32 “Third Party” shall mean any Person other than Juno or Novartis or any of their respective Affiliates.

1.33 “Valid Claim” as used herein, in either singular or plural, shall mean a claim of any issued and unexpired patent included within the Licensed Patents and (a) such claim has not been held permanently revoked, unenforceable or invalid by the final, un-reversed, and un-appealable, or unappealed within the time allowed for appeal, decision of a court or other government body of competent jurisdiction, has been irretrievably abandoned or disclaimed, and (b) such claim has not otherwise been finally admitted or determined to be invalid, unpatentable or unenforceable, whether through reissue, reexamination, disclaimer or otherwise. A pending claim of a patent application within the Licensed Patents which has been pending for a period of [***] or fewer years after filing shall also constitute a Valid Claim if (i) the claim continues to be prosecuted in good faith and has not been cancelled, withdrawn, abandoned or finally disallowed without the possibility of appeal or re-filing of such application, and (ii) there exists an issued Valid Claim for which the provisions of (a) and (b) are satisfied.

ARTICLE II

GRANTS

2.01 Sublicense to Licensed Patents. Subject to the terms and conditions of this Agreement, Juno hereby grants to Novartis and Affiliates of Novartis, and Novartis and Affiliates of Novartis hereby accept, a non-exclusive sublicense under the Licensed Patents for the Term of this Agreement to develop, have developed, make, have made, use, have used, import, offer for sale, have offered for sale, sell and have sold Licensed Products and Licensed Services, in each

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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case, in the Field in the Territory. Novartis and its Affiliates agree and acknowledge that the foregoing “have” rights will be exercised with Third Parties acting for the benefit of Novartis and/or its Affiliates in connection with the manufacture, development and/or commercialization of Licensed Products and Licensed Services that are owned or controlled by Novartis and/or its Affiliates, Including with respect to any CART-19 Suppliers of Novartis and its Affiliates. Subject to the terms and conditions of this Agreement, Juno hereby also grants to Penn, and Penn hereby accepts, a non-exclusive license under the Licensed Patents for the Term of this Agreement to make and use Licensed Products and to perform Licensed Services, in connection with research and development activities, Including clinical trials and studies, in each case, in the Field in the Territory; provided, however, that the exercise of any such rights by Penn is solely in support of the rights granted to Novartis under this Agreement.

2.02 Limited Sublicense Right. Novartis and Affiliates of Novartis may not grant or authorize any sublicense under the Licensed Patents without the express prior written consent of Juno, which consent may be granted or not granted in Juno’s discretion. For the avoidance of doubt, the foregoing shall not prevent Novartis from exercising the ‘have’ rights provided in Section 2.01 with respect to Licensed Products and/or Licensed Services. Novartis shall ensure that any Third Party that receives such a ‘have’ right will be bound by, and will abide by, the applicable terms of this Agreement. Penn may not grant or authorize any sublicense of the rights under the Licensed Patents granted to it hereunder without the express prior written consent of Juno, which consent may be granted or not granted in Juno’s discretion.

2.03 Reserved Rights. Novartis, Affiliates of Novartis, and Penn acknowledge that the Licensed Patents were made with funds provided by the United States Government, and the rights granted herein are subject to obligations to the U.S. Government set forth in the Bayh-Dole Act, 35 USC § 200 et seq., Including an obligation to manufacture in the U.S. Licensed Products that will be sold in the U.S. In their practice of the sublicense to the Licensed Patents, Novartis, Affiliates of Novartis, and Penn agree to comply with all provisions of 35 USC § 200 et seq. and implementing regulations. Novartis, Affiliates of Novartis, and Penn further acknowledge that the St. Jude Agreement (a) reserves for St. Jude certain rights to practice the Licensed Patents, and (b) that Juno retains the right to practice the Licensed Patents and to grant one or more Third Parties licenses to the Licensed Patents (subject to the license rights granted to Novartis and Penn hereunder).

2.04 Sublicense; Supremacy of this Agreement. Novartis, Affiliates of Novartis, and Penn acknowledge that this Agreement provides a sublicense of patent rights exclusively licensed to Juno by St. Jude in the St. Jude Agreement. To the extent this Agreement deviates from the St. Jude Agreement, Juno acknowledges and consents to such deviations and agrees that this Agreement provides the definitive statement of terms and conditions applicable to Novartis, Affiliates of Novartis, and Penn, each as such rights and obligations are expressly set forth herein.

2.05 Limited License. Novartis, Affiliates of Novartis, and Penn each acknowledge and agree that (a) no license other than that expressly set forth in Section 2.01 is or shall be deemed to have been granted under this Agreement, whether by implication, estoppel or otherwise, and (b) the license granted under this Article II is limited in scope and does not confer on Novartis or its

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Affiliates or Penn or its Affiliates any license (express or implied) or any other rights to: (i) develop, make, have made, use, import, promote, distribute, market, sell, offer for sale or have sold any product that is not a Licensed Product, or any service that is not a Licensed Service, for any use or purpose; or (ii) develop, make, have made, use, import, promote, distribute, market, sell, offer for sale or have sold any Licensed Product or Licensed Service outside the Territory for any use or purpose.

2.06 No Implied Licenses. No license or other right is or shall be created or granted hereunder by implication, estoppel or otherwise. All licenses and rights are and shall be granted only as expressly provided in this Agreement. All rights not expressly granted by a Party under this Agreement are reserved by such Party and may be used by such Party for any purpose.

ARTICLE III

CONSIDERATION

3.01 Initial License Fee. Within [***] after the Effective Date, Novartis shall pay to Juno a license fee of twelve million two hundred fifty thousand U.S. dollars ($12,250,000).

3.02 Royalties.

(a) Running Royalties. Novartis shall pay to Juno running royalties of [***] percent ([***]%) of Net Sales of Licensed Products sold by Novartis, its Affiliates and Permitted Sublicensees in the Territory, Including where such sales occur in connection with the use of Licensed Products in the performance of Licensed Services.

(b) Other Royalties. In addition, Novartis shall pay to Juno [***] percent ([***]%) of the royalties that would be due under the royalty basis described in the attached Exhibit 3.02(b), as if paid by Novartis to Penn for Net Sales of Licensed Products pursuant to the Penn-Novartis Collaboration (Including as such basis may be applied to Licensed Services as contemplated under this Agreement in the definition of Net Sales provided herein as well as Licensed Products, whether murine, human or other forms of CART19) as of the Effective Date. For example, and not by way of limitation, Novartis may owe Juno [***] percent ([***]%) of the [***] percent ([***]%) royalty expressed on the top left corner of the first Table expressed in Exhibit 3.02(b) (i.e., the top row of Table A in Exhibit 3.02(b) under the heading “I. Royalty Rate Applicable to any Initial CED-19 Product”), but applying the definition of Net Sales provided hereunder. Juno acknowledges and agrees that “royalty payments” as used in the foregoing sentence does not include [***]. Notwithstanding anything to the contrary, if Novartis and Penn agree at any time after the Effective Date to amend any aspect of the Penn-Novartis Collaboration that alters the terms for payment of royalties under the Penn-Novartis Collaboration, and such alteration would reduce the royalty payment owed to Penn, then such amended terms shall not in any manner reduce the royalty payment due to Juno under this Agreement determined as of the Effective Date; provided, however, if Novartis and Penn amend the Penn-Novartis Collaboration or otherwise enter into an agreement on or after the Effective Date that increases the royalty payment payable by Novartis to Penn pursuant to the Penn-Novartis Collaboration, then Exhibit 3.02(b) shall be deemed amended to reflect any such increase, and the royalty payment due to Juno shall be increased to correspond to the amended Exhibit 3.02(b).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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(c) Royalty Term. Royalties shall be due on a Licensed Product-by-Licensed Product basis, commencing on the First Commercial Sale of the applicable Licensed Product and continuing until the expiration or abandonment of the last applicable Valid Claim. Novartis’ obligation to pay royalties to Juno under this Agreement shall be imposed only once with respect to the same unit of Licensed Product, notwithstanding such Licensed Product may be covered by more than one Valid Claim of a Licensed Patent.

(d) [***]. The royalties due to Juno shall [***].

(e) Form of Consideration. Without the further prior express written consent of Juno, Novartis, its Affiliates and Permitted Sublicensees shall not solicit or accept any consideration for the sale of any Licensed Product, or the performance of any Licensed Service, other than as will be fully reflected in Net Sales.

(f) Royalty Payment. Novartis shall pay to Juno on [***] basis all royalties due and payable on Net Sales in each [***] pursuant to this Section 3.02 within [***] after the last day of each [***] in which the applicable Net Sales underlying such royalties were billed or invoiced by Novartis.

3.03 Milestone Payments. Within [***] after the first achievement of any of the following milestone events with regard to any Licensed Product, or within [***] after the Effective Date for those milestone events that have already been achieved as of the Effective Date, Novartis shall notify Juno of such achievement. Novartis shall concurrently with the applicable notice pay to Juno the payment in the applicable amounts set forth in this Section 3.03 (each an “Event Payment”).

(a) [***]:	$[***]
(b) [***]:	$[***]
(c) [***]:	$[***]
(d) [***]:	$[***]
(e) [***]:	$[***]
(f) [***]:	$[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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3.04 Milestone Payment Adjustments. With respect to each of the Event Payments specified in Section 3.03, the amount payable by Novartis shall be adjusted as follows:

(a) If, as between Novartis and Juno, Novartis is the first Party to achieve the milestone event, then Novartis shall pay to Juno the relevant Event Payment pursuant to the terms described in Section 3.03. If after Novartis reaches the milestone event, Juno also achieves the milestone event, Juno shall reimburse to Novartis fifty percent (50%) of the Event Payment actually paid by Novartis to Juno.

(b) If, as between Novartis and Juno, Novartis is the second Party to achieve the milestone event, then Novartis shall pay to Juno fifty percent (50%) of the relevant Event Payment pursuant to the terms described in Section 3.03.

(c) Within [***] after the first achievement by Juno of any milestone event, or within [***] after the Effective Date for those milestone events that have already been achieved by Juno as of the Effective Date, Juno shall notify Novartis of such achievement. Juno shall concurrently with the applicable notice reimburse Novartis as set forth in Section 3.04(a).

3.05 Non-creditable Payments. Subject to Sections 3.03 and 3.04, all payments made to Juno pursuant to this Article III shall be [***] and shall not be creditable against any other amount due to Juno pursuant to this Agreement.

3.06 Other Consideration.

(a) Past Acknowledgement

(i) New England Journal of Medicine. Within [***] after the Effective Date, Penn shall submit to New England Journal of Medicine [***] the letter to the editor attached hereto as Exhibit 3.06(a)(i).

(ii) Science Translational Medicine. Within [***] after the Effective Date, Penn shall submit to Science Translational Medicine for [***] the letter to the editor attached hereto as Exhibit 3.06(a)(ii).

(iii) Other Publications. Subject to Section 3.06(d), Penn shall provide St. Jude and Juno with copies of all publications dating prior to the Effective Date which report a study involving Penn’s use of the Penn Construct. [***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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[***].

(b) Future Acknowledgement. Subject to Section 3.06(d), during a [***] time period commencing on the Effective Date, all future publications authored, co-authored or released by Penn or by any then-current Penn faculty member or employee, which report a study involving Penn’s use of the Penn Construct shall include the following acknowledgement:

[***].

(c) Notification of Transfers and Provision of Agreements. Novartis and Penn shall not seek to obstruct or interfere with St. Jude or Juno if St. Jude or Juno attempts to communicate with any Third Party listed in Exhibit 8.03(d) or Exhibit 8.03(e).

(d) Except as provided elsewhere in this Agreement, the parties agree that any Penn Construct first made [***].

ARTICLE IV

GENERAL FINANCIAL MATTERS AND REPORTS

4.01 Royalty Reports. Commencing with the First Commercial Sale and for the remaining Term of this Agreement, Novartis shall submit [***] to St. Jude and Juno a written royalty report (“Royalty Report”), in the form provided in Exhibit 4.01, covering sales of each Licensed Product for each [***] with the following information for each of Novartis, its Affiliates and Permitted Sublicensees, on a Licensed Product-by-Licensed Product basis:

(a) [***];

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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(b) [***];

(c) [***]; and

(d) [***].

Royalty Reports shall be provided to Juno for the Territory no later than [***] after the end of the [***] to which they pertain.

4.02 Timing of Royalty Payments. Novartis shall make any royalty payments due pursuant to Article III concurrently with Novartis’s provision of the Royalty Report required by Section 4.01 for the relevant [***].

4.03 Records. Novartis, its Affiliates and Permitted Sublicensees shall keep and maintain true and accurate records, files and books of account of all sales of all Licensed Products in the Territory for at least [***] after the [***] in which such Net Sales are made, in sufficient detail to permit Juno to confirm the accuracy of Net Sales and royalty calculations, a full computation and verification of sales and other information required in Section 4.01 by Novartis. Such books and records shall be in accordance with Novartis Accounting Standards, consistently applied.

4.04 Audit. At Juno’s request and expense, Novartis shall permit an independent nationally recognized certified public accountant appointed by Juno and approved by Novartis (such approval not to be unreasonably withheld or delayed) to examine at a mutually agreeable location in New York, New York, United States of America, or another city as to which Juno and Novartis may mutually agree, upon reasonable notice and at reasonable times, Novartis’s records to verify Net Sales calculations (Including the details of all deductions taken from gross invoiced sales price to arrive at Net Sales) and royalty calculations made by Novartis. Any such examination shall occur during regular business hours upon [***] written notice to Novartis but not more than once in a twelve (12) month period. The appointed accountant shall enter into a confidentiality agreement with Novartis upon terms comparable to those in Article XI, which confidentiality agreement shall continue to apply to any information provided to such accountant for the examination unless and until such information (a) becomes generally available to the public other than through any breach of the confidentiality agreement by such accountant, or (b) becomes known to such accountant other than from or through a Person having an obligation to Novartis not to disclose such information. Novartis shall provide the appointed accountant access to such records that in the ordinary course of business are in the possession, custody or control of Novartis, its Affiliates and Permitted Sublicensees. Novartis shall also cause each of its Affiliates and Permitted Sublicensees to make available for inspection by the appointed accountant, at a mutually convenient location in the United States, true, complete and accurate records of Affiliate’s and/or Permitted Sublicensees’ sales of all Licensed Products and Licensed Services in sufficient detail to permit Juno to confirm the accuracy of Novartis’s Net Sales calculations and royalty calculations based on such Affiliate’s or Permitted Sublicensees’ sales. The report of any such examination shall be made simultaneously to Juno, St. Jude and Novartis, and shall include a

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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statement of the amount, if any, by which Novartis has underpaid or overpaid its royalties, and the nature and basis of the underpayment or overpayment. The decision of the auditor shall be final, binding and incontestable. In the event of an underpayment of royalties, Novartis shall promptly pay the deficiency plus interest pursuant to Section 4.07 to Juno; and if royalties to Juno were underpaid by [***] in any [***], then Novartis shall additionally reimburse Juno for its reasonable costs incurred in examining such records.

4.05 Payments. All amounts owed by Novartis to Juno under this Agreement shall be paid in U.S. dollars by wire transfer of immediately available funds to such bank account as Juno may from time to time designate in writing.

4.06 Exchange Rates. If by law, regulations or fiscal policies, remittance of royalties in Dollars is prohibited or restricted, Novartis will notify Juno and payment of the royalty obligations shall be made by deposit thereof in local currency to the credit of Juno in a recognized banking institution designated by Juno.

4.07 Late Payments; Interest. In the event that any payment due hereunder is not made when payable, the payment shall accrue interest beginning on the [***] following the due date thereof, calculated at the rate of [***] per month from the date said payment is due, provided however, said annual interest rate shall not exceed the maximum legal interest rate for corporations. Each such payment when made shall be accompanied by all interest so accrued. The payment of any such interest and acceptance thereof shall not negate or waive the right of Juno to seek any other remedy, legal or equitable, to which it may be entitled because of the delinquency of any payment Including termination of this Agreement.

4.08 Taxes

(a) Withholding Taxes. [***].

(b) Other Taxes. Any sales taxes (e.g., consumption or value added taxes), use taxes, transfer taxes, value added, duties and other taxes or governmental charges required to be paid with regard to any Licensed Products or Licensed Services shall be the sole responsibility of Novartis. In the event that Juno is required to pay any such amounts, Novartis shall promptly remit payment to Juno of such amounts following receipt of an invoice therefor.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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4.09 Finality. Novartis hereby releases and forever waives any right to challenge or dispute any amounts paid or owed on Licensed Products pursuant to the terms and conditions of this Agreement, except to the extent Juno and Novartis have a disagreement with respect to the calculation of Net Sales or the timing of the royalty payments owed on Net Sales or any milestone payments due hereunder.

ARTICLE V

SETTLEMENT OF THE LITIGATION

5.01 Contemporaneously with the execution of this Agreement, the Parties (together with St. Jude) shall execute the Settlement Agreement, which is incorporated herein by reference.

5.02 Within five (5) days after the execution of the Settlement Agreement, the Parties (together with St. Jude) shall file a dismissal with prejudice of all claims and counterclaims asserted in the Litigation by filing the form of dismissal attached hereto as Exhibit 5.02. Novartis, Juno, and Penn agree that in the event the Licensed Patents, Including any liability thereunder, are ever asserted against any of Penn or Novartis, or their respective Affiliates, or any of their respective assigns or successors in interest, by any of Juno or St. Jude, or their respective Affiliates, or any of their respective assigns or successors in interest, Penn, Novartis, their respective Affiliates and their respective assigns or successors in interest expressly reserve the right to assert non-infringement, invalidity and unenforceability of the Licensed Patents, either by way of counterclaim or defense.

ARTICLE VI

LIMITED LITIGATION STANDSTILL

6.01 During the time period commencing on the Effective Date and extending through the later of [***], and only during such period, except for any breach of this Agreement, (a) none of the St. Jude-Juno Parties may file, assist in the filing of, or otherwise support, encourage, or be involved in the filing or maintenance of (i) any action, lawsuit, arbitral proceeding, or the seeking of an investigation under the Tariff Act of 1930 (“Action”), Including the filing of any infringement or declaratory judgment action, against any of the Penn-Novartis Parties or their CART-19 Suppliers with respect to any CART-19 product or service (or any component thereof) or (ii) any review by a court, administrative agency or any other forum of any patent or patent application owned or controlled by the Penn-Novartis Parties relating to any CART-19 product or service (or any component thereof), and (b) none of the Penn-Novartis Parties may file, assist in the filing of, or otherwise support, encourage, or be involved in the filing or maintenance of (i) any Action, Including the filing of any infringement or declaratory judgment action, against any of the St. Jude-Juno Parties or their CART-19 Suppliers with respect to any CART-19 product or service (or any component thereof) or (ii) any review by a court, administrative agency or any other forum of any patent or patent application owned or controlled by the St. Jude-Juno Parties relating to any CART-19 product or service (or any component thereof).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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6.02 During the time period commencing upon the expiration of the time period set forth in Section 6.01 and continuing until [***], prior to any of the St. Jude-Juno Parties, on the one hand, or any of the Penn-Novartis Parties, on the other hand, (collectively, as applicable, the St. Jude-Juno Parties or the Penn-Novartis Parties as a group, the “Litigating Parties”) filing, assisting in the filing of, or otherwise supporting, encouraging, or being involved in the filing or maintenance of any (a) Action, Including the filing of any infringement or declaratory judgment action, against any of the Penn-Novartis Parties (in the case of the St. Jude-Juno Parties as the Litigating Parties) or any of the St. Jude-Juno Parties (in the case of the Penn-Novartis Parties as the Litigating Parties), as applicable (collectively, as applicable, the Penn-Novartis Parties or the St. Jude-Juno Parties as a group, the “Responding Parties”), with respect to any CART-19 product or service (or any component thereof), or (b) any review by a court, administrative agency or any other forum of any patent or patent application owned or controlled by the Responding Parties relating to any CART-19 product or service (or any component thereof), the Litigating Parties shall give the Responding Parties at least [***] notice and during such [***] period of time such parties shall engage in discussions regarding such potential Action or such review by a court, administrative agency or any other forum to see if such parties may be able to settle the matter without engaging in such potential Action or court, administrative agency or any other forum review. However, if no such settlement is reached in a definitive written agreement, (i) the Litigating Parties shall no longer be restrained by this Section 6.02 with regard to the Action or court, administrative agency or any other forum review with respect to which it gave notice to the Responding Parties, and (ii) both the Responding Parties and the Litigating Parties shall be free to raise whatever related defenses and make additional assertions as they otherwise would in the conduct of such matters without having to give notice under or otherwise being restrained by this Section 6.02, provided it is understood and agreed that during the [***] period following the end of such [***] period, only the Litigating Parties (and not the Responding Parties) may file or assist in the filing of such Action or court, administrative agency or any other forum review.

6.03 Notwithstanding anything to the contrary and for the avoidance of doubt:

(a) any damages that may be available based on any alleged infringement or related claims specific to any CART-19 product or service (or any component thereof) will continue to accrue during the Term of this Agreement, Including during any notice or longer periods of negotiations occurring under Section 6.02;

(b) a Party’s agreement to, or compliance with, the terms of this Article VI during the Term of this Agreement will not be deemed or construed to (i) grant or exhaust any patent rights (whether express or implied), or (ii) waive any rights, damages, or remedies that would otherwise be available; and

(c) during the Term of this Agreement all time-based defenses (e.g., statutes of limitations and laches) to any Action or any review by a court, administrative agency or any other forum that are subject to Section 6.01 and/or Section 6.02, Including calculations of time thereunder and the running of any deadlines associated therewith, will be tolled only for the duration of any standstill provided for in Section 6.01 and/or Section 6.02, as applicable.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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ARTICLE VII

PATENT CHALLENGE

7.01 Challenge to Validity/Enforceability of Licensed Patents by an Assertion Entity. No Assertion Entity shall First Assert any challenge to the validity or enforceability of any Licensed Patent(s) in any court, administrative agency or any other forum (“Challenge”). Any breach of the foregoing shall be deemed a material breach of this Agreement, as a result of which Juno may, at its sole discretion, terminate this Agreement with notice to Novartis. In the event of such termination by Juno, the sublicense granted herein to Novartis shall terminate immediately. If any Assertion Entity commences any Challenge while this Agreement remains in force, Juno, in its sole discretion, may terminate this Agreement. If Juno determines not to terminate the Agreement, then the Assertion Entity shall reimburse Juno for any and all costs and expenses incurred by Juno in defense and settlement of such proceedings (Including damages, settlement payments, attorneys’ fees, expert witness fees and court costs). Such reimbursements shall be paid by the Assertion Entity within [***] after each invoice for such costs and expenses is submitted to the Assertion Entity by Juno or Juno’s counsel. Failure to timely reimburse such costs and expenses will constitute a material breach of this Agreement. In addition, any payments required hereunder must be timely made in full when due, in cash and readily available funds; and once paid, no such amounts will be subject to replevin, refund or recovery by the Assertion Entity, its Affiliates or Permitted Sublicensees, irrespective of whether such challenge was successful.

ARTICLE VIII

REPRESENTATIONS, WARRANTIES AND COVENANTS;

DISCLAIMER; LIMITATION OF LIABILITY

8.01 Representations by Juno. Juno represents and warrants to the other Parties that:

(a) as of the Effective Date Juno is a corporation, duly organized, validly existing and in good standing under the laws of State of Delaware;

(b) the execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action on the part of Juno;

(c) the execution, delivery and performance of this Agreement shall not conflict in any material fashion with the terms of any other agreement or instrument to which it is or becomes bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having authority;

(d) it has the right to grant the sublicense under the Licensed Patents set forth in this Agreement; and

(e) as of the Effective Date, Juno is not a party to any action, lawsuit, arbitral proceeding or administrative proceeding against Penn and/or Novartis other than the Litigation.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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8.02 Representations by Novartis. Novartis represents and warrants to the other Parties that:

(a) as of the Effective Date Novartis is a corporation, duly organized, validly existing and in good standing under the laws of Switzerland;

(b) the execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action on the part of Novartis;

(c) the execution, delivery and performance of this Agreement shall not conflict in any material fashion with the terms of any other agreement or instrument to which it is or becomes bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having authority;

(d) as of the Effective Date, it is not a party to any action, lawsuit, arbitral proceeding or administrative proceeding against St. Jude and/or Juno other than the Litigation; and

(e) it acknowledges and agrees that as of the Effective Date (i.e., as the Licensed Patents and Valid Claims thereunder exist as of the Effective Date), [***], as defined under this Agreement.

8.03 Representations by Penn. Penn represents and warrants to the other Parties that:

(a) as of the Effective Date Penn is a nonprofit corporation organized, validly existing and in good standing under the laws of Commonwealth of Pennsylvania;

(b) the execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action on the part of Penn;

(c) the execution, delivery and performance of this Agreement shall not conflict in any material fashion with the terms of any other agreement or instrument to which it is or becomes bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having authority;

(d) Subject to Section 3.06(d), Exhibit 8.03(d) contains a true and complete list of the names, affiliations, and addresses of any and all Third Parties to whom the Penn Construct has been provided by Penn;

(e) Exhibit 8.03(e) contains a true and complete list of the names, affiliations, and addresses of any and all Third Parties with whom Penn has entered into any agreement(s) relating to actual commercialization involving the Penn Construct;

(f) as of the Effective Date, Penn is not a party to any action, lawsuit, arbitral proceeding or administrative proceeding against St. Jude and/or Juno other than the Litigation; and

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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(g) Penn acknowledges and agrees that as of the Effective Date (i.e., as the Licensed Patents and Valid Claims thereunder exist as of the Effective Date), [***], as defined under this Agreement.

8.04 Disclaimer of Warranties. Nothing in this Agreement is or shall be construed as:

(a) A warranty or representation by Juno as to the scope, validity or enforceability of any claim or patent or patent application within the Licensed Patents;

(b) A warranty or representation by Juno that anything made, used, offered for sale, sold or otherwise disposed of by Novartis, its Affiliates or Permitted Sublicensees under any sublicense granted in this Agreement is or will be free from infringement of any patent rights or other intellectual property right of any Third Party or any other patent rights or other intellectual property owned or controlled by Juno;

(c) A grant by Juno, whether by implication, estoppel or otherwise, of any licenses other than those expressly granted under Article II; or

(d) An obligation on the part of Juno to bring or prosecute actions or suits against any Third Party for infringement of any of the Licensed Patents.

8.05 Further Disclaimers. EXCEPT AS OTHERWISE PROVIDED HEREIN, THE LICENSED PATENTS ARE LICENSED “AS IS”, AND JUNO SPECIFICALLY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTY (EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE) OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR PATENTABILITY, VALIDITY, OR ENFORCEABILITY OF THE LICENSED PATENTS, OR THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY OWNED BY A THIRD PARTY ARISING FROM ANY PRACTICE OF THE LICENSED PATENTS. JUNO FURTHER DISCLAIMS ALL WARRANTIES WITH REGARD TO LICENSED PRODUCT(S) USED, MADE OR SOLD AND/OR LICENSED SERVICES PERFORMED BY NOVARTIS, ITS AFFILIATES OR PERMITTED LICENSEES INCLUDING, BUT NOT LIMITED TO, THEIR SAFETY, EFFECTIVENESS OR COMMERCIAL VIABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE

ARTICLE IX

LIMITATION OF LIABILITY

9.01 Limitation of Liability. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, JUNO AND EACH OF THE INVENTORS OF THE LICENSED PATENTS SHALL HAVE NO LIABILITIES FOR DAMAGES, INCLUDING, BUT NOT LIMITED TO, DIRECT, INDIRECT, SPECIAL, AND CONSEQUENTIAL DAMAGES, ATTORNEYS’ AND EXPERTS’ FEES, AND COURT COSTS (EVEN IF SUCH ENTITIES HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, FEES OR COSTS), ARISING OUT OF OR IN CONNECTION WITH THE MANUFACTURE, USE,

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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IMPORTATION, OFFER FOR SALE OR SALE OF ANY LICENSED PRODUCT(S) AND/OR LICENSED SERVICES BY OR ON BEHALF OF NOVARTIS, ITS AFFILIATES OR PERMITTED SUBLICENSEES. NOVARTIS HEREBY ASSUMES ALL RESPONSIBILITY AND LIABILITY FOR ANY LOSS, LIABILITY OR DAMAGE CAUSED BY ANY LICENSED PRODUCT OR LICENSED SERVICE BY OR ON BEHALF OF NOVARTIS, ITS AFFILIATES OR PERMITTED SUBLICENSEES.

ARTICLE X

INDEMNIFICATION; INSURANCE

10.01 Indemnification for Breach of Warranty. Any Party that breaches any warranty or covenant set forth in Article VIII shall indemnify, defend and hold harmless the other Parties and their respective Affiliates, and each of their respective directors, officers, employees and agents, from and against any and all liabilities, claims, demands, expenses (Including reasonable attorneys’ and professional fees and other costs of litigation), losses or causes of action arising out of or relating to any such breach of warranty.

10.02 Indemnification of Juno Indemnitees. Novartis shall, indemnify, defend, with counsel reasonably acceptable to Juno, and hold Juno, its Affiliates, and each of their respective directors, officers, employees and agents (each a “Juno Indemnitee”) harmless from and against any and all liabilities, claims, demands, judgments, expenses (Including reasonable attorneys’ and professional fees and other costs of litigation), losses or causes of action (each, a “Liability”) a Juno Indemnitee may be required to pay to one or more Third Parties to the extent resulting from or arising out of [***].

10.03 Indemnification of St. Jude Indemnitees. Novartis shall, indemnify, defend, with counsel reasonably acceptable to St. Jude, and hold St. Jude, the American Lebanese Syrian Associated Charities, Inc. (ALSAC; a non-profit, 501(c)(3) corporation which supports St. Jude), their present and former trustees, directors, governors, officers, agents, and the Inventors, and the faculty, employees and students of St. Jude, (collectively, the “St. Jude Indemnitees”), harmless from and against any Liability a St. Jude Indemnitee may be required to pay to one or more Third Parties to the extent resulting from or arising out of [***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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[***].

10.04 Insurance. Novartis shall maintain in full force and effect, at its sole cost and expense, and at all times during the Term of this Agreement commercial general liability insurance, Including contractual liability, with limits of not less than [***] for bodily injury and personal injury, Including death, and property damage, and [***]. Notwithstanding the foregoing, Novartis shall maintain throughout the Term of this Agreement products/completed operations liability coverage in an amount no less than [***]. Novartis shall also maintain other policies of insurance or programs of self-insurance of the types and in the amounts customarily carried by their respective businesses to fulfill their obligations stated within this Agreement. Novartis warrants that neither a program of self-insurance nor the limits stated within its insurance policy(ies) will affect or limit its liability or indemnity obligations stated elsewhere in this Agreement or as required by law. Upon execution of this Agreement and annually thereafter upon request, Novartis shall provide the other with evidence of their liability insurance. Novartis shall evidence its general commercial and products/completed operations liability insurance to Juno using a Memorandum of Insurance (MOI) website link.

ARTICLE XI

CONFIDENTIALITY

11.01 Confidentiality. Novartis, Juno and Penn may exchange information in connection with this Agreement that they consider to be confidential, Including any reports or information provided by Novartis pursuant to Article IV, each of which Novartis considers to be confidential, (collectively, “Confidential Information”). Information will be treated as Confidential Information, if in written form, it is marked in writing as “confidential” at the time of disclosure, and other information disclosed orally or in non-tangible form is (x) identified by the disclosing Party as “confidential” at the time of disclosure and (y) within thirty (30) days thereafter, the disclosing Party provides a written summary of such other information marked as “confidential.” Each recipient of such information agrees to accept the disclosure of said Confidential Information and agrees to employ all reasonable efforts to maintain the Confidential Information secret and confidential, such efforts to be no less than the degree of care employed by the recipient to preserve and safeguard its own confidential information. The Confidential Information shall not be disclosed or revealed to anyone except officers, directors, employees and contractors of the recipient who (a) have a need to know the Confidential Information, (b) are subject to obligations of confidentiality and non-use substantially similar to those set forth in this Article XI, and (c) have been advised by the recipient of the confidential nature of the Confidential Information and that the Confidential Information shall be treated accordingly.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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11.02 Exceptions. The recipient’s obligations under Section 11.01 shall not extend to any part of the Confidential Information:

(a) that can be demonstrated to have been in the public domain or publicly known and readily available to the trade or the public prior to the date of the disclosure; or

(b) that can be demonstrated, from written records to have been in the recipient Party’s possession or readily available to the recipient Party from another source not under obligation of secrecy to the disclosing Party prior to the disclosure; or

(c) that becomes part of the public domain or publicly known by publication or otherwise, not due to any unauthorized act by the recipient Party; or

(d) that is demonstrated from written records to have been developed by or for the receiving Party without reference or access to Confidential Information disclosed by the disclosing Party; or

(e) that is required to be disclosed by law, government regulation or court order.

11.03 Permitted Disclosures. Each Party agrees not to disclose any of the terms of this Agreement or any of the information contained in reports pursuant to Article IV of this Agreement to any Person without the prior written consent of each of the other Parties; provided, however, that each Party shall be free to disclose, notwithstanding the prior written consent requirement set forth in Section 13.10, any such terms or information (a) to the extent that the Party is required to make such disclosure by order or regulation of a government agency, court or other tribunal having jurisdiction, except that to the extent permitted by law such Party shall not make any such disclosure (other than a filing of information or materials with the U.S. Securities and Exchange Commission or an equivalent authority in another jurisdiction or a relevant stock exchange that is made with a request for confidential treatment for any part of such disclosure for which such treatment may reasonably be expected to be granted, provided that the Party requesting confidential treatment discloses to the other Parties the substance of the request for confidential treatment prior to making the request) without first notifying each other Party and allowing the other Parties a reasonable opportunity to seek a protective order or injunctive relief from the obligation to make such disclosure, or (b) to its Affiliates, accountants, attorneys and other professional advisors, provided that such entities and/or individuals are obligated to keep such terms confidential to the same extent as said Party. All written reports provided by Novartis to Juno pursuant to this Agreement shall be Confidential Information of Novartis; provided that Juno may disclose (i) such reports to St. Jude as well as the contents of this Agreement, in each case, to comply with the St. Jude Agreement and (ii) to St. Jude any other information received by it under or in connection with this Agreement; provided that, in each case of (i) and (ii), St. Jude shall, pursuant to Section 6.4 of the Settlement Agreement, agree to be obligated to keep such disclosures confidential to the same extent as Juno under the terms of this Agreement.

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11.04 Survival. The confidentiality terms of this Article XI shall survive any expiration of this Agreement for [***].

ARTICLE XII

TERM AND TERMINATION

12.01 Term. This Agreement will commence on the Effective Date and, unless terminated earlier as provided in this Article XII, will remain in full force and effect and continue until there are no remaining payment obligations due under this Agreement (“Term of this Agreement”).

12.02 Termination for Cause. As between Juno and Novartis, if either Juno or Novartis materially breaches this Agreement, the non-breaching party may elect to give the breaching party written notice describing the alleged breach. If the breaching party has not cured such breach within [***] after receipt of such notice, the non-breaching party will be entitled, in addition to any other rights it may have under this Agreement, to terminate this Agreement effective immediately. In no event, however, shall such notice or intention to terminate be deemed to waive any rights to damages or any other remedy which the Party giving notice of breach may have as a consequence of such failure or breach. The cure period provided in this Section 12.02 will not have the effect of delaying the due date of payments required hereunder; accordingly, the failure to make full timely payments hereunder for any [***] out of [***] will be conclusively deemed not curable. In addition, if the appointed accountant in any [***] consecutive audits under Section 4.04 determines that (a) the unpaid amounts for any royalty reporting period exceeds [***] of the royalties paid by Novartis for such royalty reporting period, or (b) Novartis failed to comply with its obligations under Article IV, Juno may terminate this Agreement upon written notice. For the avoidance of doubt, and subject to this Section 12.02, breach of any provision of Article III or Article VI shall constitute material breach under this Section 12.02.

12.03 Termination by Novartis. Novartis may terminate this Agreement and the license granted herein for any reason, upon giving Juno [***] written notice. All payments made pursuant to Article III through the date of such termination shall be [***].

12.04 Insolvency. This Agreement may be terminated by a Party in the event that another Party, to the extent permissible under applicable and prevailing law, files or has filed against it a petition under the U.S. Bankruptcy Act, makes an assignment for the benefit of creditors, has a receiver appointed for it or a substantial part of its assets or otherwise takes advantage of any statute or law designed for relief of debtors.

12.05 Effect of Termination.

(a) Accrued Rights and Obligations. Termination of this Agreement for any reason shall not release any Party hereto from any liability which, at the time of such termination, has already accrued to the other Parties or which is attributable to a period prior to such termination, nor preclude any Party from pursuing any rights and remedies it may have hereunder or at law or in equity which accrued or are based upon any event occurring prior to such termination.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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(b) Termination of Sublicense. Upon any termination of this Agreement, the sublicense granted to Novartis, its Affiliates, and Penn in Section 2.01 shall terminate, and any sublicenses granted under Section 2.02 shall terminate concurrently.

(c) Return of Confidential Information. Upon any termination of this Agreement, each Party shall promptly return to the other Parties all Confidential Information received from the applicable other Parties (except one copy of which may be retained for archival purposes).

12.06 Survival. Articles I, IV, IX, X, XI, and XIII and Sections 2.06, 5.02, 8.04, 8.05, 12.05 and 12.06 of this Agreement shall survive termination of this Agreement for any reason.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

13.01 Relationship of the Parties. Nothing in this Agreement is intended or shall be deemed to constitute or give rise to a partnership, agency, distributorship, employer-employee, joint venture or fiduciary relationship between the Parties. Each Party shall be liable for any failure by its Affiliates to comply with the restrictions, limitations, and obligations set forth in this Agreement. No Party shall permit any of its Affiliates to commit any act (Including any act or omission) that such Party is prohibited hereunder from committing directly. No Party shall incur any debts or make any commitments for the other. No Party owes any of the other Parties any fiduciary duties in connection with this Agreement. This Agreement is solely for the benefit of the Parties and no provision of this Agreement shall be deemed to confer upon any Third Parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

13.02 Patent Prosecution and Enforcement. Novartis shall have no rights with respect to the prosecution, defense, and maintenance of the Licensed Patents (Including whether to undertake such activities), nor shall Novartis have any rights with respect to enforcing the same against actual or suspected Third Party infringers (Including whether to undertake such activities).

13.03 Severability. In the event that any provisions of this Agreement are determined to be invalid or unenforceable by a court of competent jurisdiction, the remainder of the Agreement shall remain in full force and effect without said provision. The Parties shall in good faith negotiate a substitute clause for any provision declared invalid or unenforceable, which shall most nearly approximate the intent of the Parties in entering this Agreement.

13.04 Waiver of Breach or Default. The waiver by a Party of any breach of or default under any of the provisions of this Agreement or the failure of a Party to enforce any of the provisions of this Agreement or to exercise any right hereunder shall not constitute or be construed as a waiver of any other breach or default or as a waiver of any such rights or provisions hereunder.

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13.05 Assignment. No Party shall assign this Agreement, or any rights or obligations of such Party, except: (a) as incident to the merger, consolidation, reorganization or acquisition of stock or assets affecting substantially all of the assets or voting control of the assigning Party; (b) to any Person to which it transfers all or substantially all of its assets related to Licensed Products; (c) to an Affiliate if the assigning Party remains liable and responsible for the performance and observance of all of the Affiliate’s duties and obligations hereunder; or (d) with the prior written consent of each other Party (which consent shall not be unreasonably withheld). A Party making an assignment shall promptly give written notice thereof to each other Party. This Agreement, and rights and obligations hereunder, shall be binding upon the successors and permitted assigns of the Parties, and the name of a Party appearing herein shall be deemed to include the names of such Party’s successor’s and permitted assigns to the extent necessary to carry out the intent of this Agreement. Any assignment not in accordance with this Section 13.05 shall be void.

13.06 Trade Names and Trademarks. Except as otherwise provided herein, no right, expressed or implied, is granted by this Agreement to use in any manner the name “Juno” or any other trade name or trademark of Juno in connection with the performance of this Agreement or otherwise. Except as otherwise provided herein, no right, expressed or implied, is granted by this Agreement to use in any manner the name “Novartis” or any other trade name or trademark of Novartis in connection with the performance of this Agreement or otherwise. Except as otherwise provided herein, no right, expressed or implied, is granted by this Agreement to use in any manner the name “Penn” or any other trade name or trademark of Penn in connection with the performance of this Agreement or otherwise. Except as otherwise provided herein, no right, expressed or implied, is granted by this Agreement to use in any manner the name “St. Jude” or any other trade name or trademark of St. Jude in connection with the performance of this Agreement or otherwise.

13.07 Dispute Resolution. Except as otherwise expressly provided in this Agreement, any dispute, controversy or claim arising out of or in connection with or relating to this Agreement or the breach or alleged breach thereof (Including any dispute regarding arbitrability), but not including any dispute, controversy or claim concerning the patentability, validity, enforceability, or infringement of any patent, shall be finally and exclusively decided by binding arbitration by JAMS pursuant to its Comprehensive Arbitration Rules. The arbitration shall be held in Chicago, Illinois. The arbitration panel shall be comprised of three (3) independent, conflict-free arbitrators. The Parties shall endeavor to select all three (3) such arbitrators by mutual agreement within [***] of the failure of the Parties to resolve the matter. If the Parties are unable to do so, Juno shall appoint one (1) independent, conflict-free arbitrator, Novartis and Penn shall together appoint one (1) independent, conflict-free arbitrator, and a third independent, conflict-free arbitrator shall be selected and appointed by the two appointed arbitrators. If the Parties’ appointed arbitrators fail to agree on the identity of such third arbitrator within [***] from the date both Parties’ arbitrators have been appointed, then such third arbitrator shall be appointed by the appropriate administrative body of JAMS from its list of authorized arbitrators, which arbitrator shall have substantial prior experience arbitrating contract, licensing and patent disputes. The Parties shall have the right to conduct discovery as provided for

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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in the Federal Rules of Civil Procedure. All discovery shall be completed within [***] following the appointment of the arbitrators. The arbitrators’ decision and award in the arbitration shall be in writing setting forth the basis therefor and shall be rendered within [***] following the appointment of the arbitrators. The award rendered by the arbitrators shall include costs of the arbitration, reasonable attorneys’ fees, and reasonable costs for experts and other witnesses, and judgment on the award may be entered in any court having jurisdiction. To the extent permitted by law, the arbitration proceeding and arbitrator’s decision shall be confidential and the arbitrators shall issue appropriate protective orders to safeguard each Party’s confidential information. Nothing in this Agreement shall be deemed as preventing a Party from seeking temporary injunctive relief (or any other provisional remedy) from any court having jurisdiction over the Parties and the subject matter of the dispute but only to the extent necessary to protect such Party’s name, confidential information, or other similar proprietary rights, or to prevent any imminent irreparable harm. Each Party hereby consents to the personal jurisdiction and venue of any court of competent jurisdiction in the United States for purposes of entering judgment on the arbitration award.

13.08 Choice of Law. The validity, performance, construction, and effect of this Agreement and any arbitration conducted under Section 13.07 shall be governed by and interpreted in accordance with the laws of the State of New York without regard to conflict of laws principles, except that the validity, performance, construction and effect of patent-related terms of Article VI shall be governed by and interpreted in accordance with Federal Circuit law.

13.09 Notices. Any notice, request, consent or other document required or permitted to be given under this Agreement or otherwise relating to this Agreement shall be in writing and shall be deemed to have been sufficiently given if delivered in person, or sent by overnight courier or registered mail to the Party to whom it is directed at its address shown below or such other address as such Party shall have last given by notice to each other Party. Any such notice, request, delivery, approval or consent shall be deemed received on the date of hand delivery (provided that such date is a Business Day, otherwise it shall be deemed received on the next Business Day), or one (1) Business Day after dispatch by overnight courier, or five (5) Business Days after dispatch by registered mail.

If to Novartis, addressed to each of:

Novartis AG

CH-4056

Basel, Switzerland

Attn: Group General Counsel

Notices to Novartis, to each of:

Novartis Pharmaceuticals Corporation

One Health Plaza

East Hanover, New Jersey 07936

Attention: General Counsel

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Novartis Institutes of Biomedical Research, Inc.

250 Massachusetts Avenue

Cambridge, Massachusetts 02139

Attention: General Counsel

The Trustees of the University of Pennsylvania

133 South 36th Street, Suite 300

Philadelphia, PA 19104

Attention: General Counsel

With a copy to (which alone shall not constitute notice):

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, PA 19103

Attention: Eric Kraeutler, Esq.

If to Juno, addressed to:

Juno Therapeutics, Inc.

307 Westlake Avenue North, Suite 300

Seattle, WA 98109

United States of America

Attn: General Counsel

13.10 Publicity. Other than the press releases attached hereto as Exhibit 13.10(a) and Exhibit 13.10(b), no Party shall issue any press release or other publicity material or make any public representation that refers to the existence of this Agreement without the prior written consent of the each of the other Parties (which consent shall not be unreasonably withheld or delayed), except with respect to the financial terms of the Agreement, which shall not be disclosed without the prior written consent of the each of the other Parties (which consent may be withheld for any reason or no reason).

13.11 Third Party Beneficiary. Novartis and Penn hereby acknowledge that, pursuant to Section 2.2 of the St. Jude License Agreement, St. Jude is an intended Third Party beneficiary of this Agreement that has the right to directly enforce against Novartis and Penn the terms of this Agreement, subject to the following limitations: St. Jude shall not exercise any of its rights as a Third Party beneficiary granted to it unless: (a) St. Jude has notified Juno in writing of the obligation of Novartis and Penn sought to be enforced (the “Obligation”); (b) the Obligation has as its origin a requirement of the St. Jude Agreement; (c) Juno has failed to commence and continue to pursue reasonable steps within [***] after receiving notice from St. Jude pursuant to clause (a) above to enforce the Obligation, or Novartis or Penn has not fulfilled the Obligation within [***] after notice to Juno pursuant to clause (a) above; and (d) at the time St. Jude asserts its rights as a Third Party beneficiary against Novartis and Penn, St. Jude shall have a reasonable basis for believing that Novartis or Penn is in breach of the Obligation sought to be enforced.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Execution Copy

13.12 No Patent Marking. Juno acknowledges and agrees that Novartis is not required to mark the Licensed Product(s) sold by Novartis or its Affiliates or its Permitted Sublicensees with the number of the applicable United States granted patent(s) licensed hereunder; provided that Novartis and its Affiliates and Permitted Sublicensees will be obligated to mark Licensed Product(s) with the number of the applicable United States granted patent(s) licensed hereunder if such Licensed Product(s) are marked by other applicable patent(s) not licensed hereunder. To the extent that any Licensed Patent is marked in accordance with this provision, such marking is not an admission that the Licensed Patent is valid and enforceable, or would be infringed by a Licensed Product in the absence of the license provided under this Agreement.

13.13 Compliance with Laws. In all activities undertaken pursuant to this Agreement, Juno and Novartis covenant and agree that each will in all material respects comply with such federal, state and local laws and statutes, as may be in effect at the time of performance and all valid rules, regulations and orders thereof regulating such activities.

13.14 Construction. Each of Novartis, Juno, and Penn have been represented and advised by legal counsel in connection with the negotiation, drafting, and execution of this Agreement, and each of such parties, through their respective counsel, have participated in the drafting of this Agreement and accordingly that this Agreement shall not be deemed to have been drafted by any one of such parties and will be construed accordingly.

13.15 Entire Agreement. This Agreement Including the Settlement Agreement incorporated by reference pursuant to Section 5.01, constitutes and contains the entire understanding and agreement of Novartis, Juno, and Penn with respect to the subject matter hereof and cancels and supersedes any and all prior negotiations, correspondence, understandings and agreements, whether verbal or written, between such parties with respect to subject matter hereof. No waiver, modification, or amendment of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized representative of each of Novartis, Juno, and Penn.

13.16 Counterparts. This Agreement may be executed simultaneously in one or more counterparts (Including in the form of a PDF or other electronic document), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(Signature Page Follows)

IN WITNESS WHEREOF, Juno, Novartis and Penn, have caused this Agreement to be executed by their duly authorized representatives.

JUNO THERAPEUTICS, INC.

/s/ Bernard J. Cassidy

Name:	Bernard J. Cassidy
Title:	General Counsel & Secretary
Date:	April 4, 2015

NOVARTIS INSTITUTES OF BIOMEDICAL RESEARCH, INC.

/s/ Scott A. Brown

Name:	Scott A. Brown
Title:	VP, General Counsel
Date:	April 3, 2015

THE TRUSTEES OF THE UNIVERSITY OF PENNSYLVANIA

/s/ John S. Swartley

Name:	John S. Swartley, Ph.D.
Title:	Associate Vice Provost for Research, Executive Director, PCI
Date:	April 3, 2015

[SIGNATURE PAGE TO NON-EXCLUSIVE SUBLICENSE AGREEMENT]

EXHIBIT 1.14

LICENSED PATENTS

U.S. Patent No.: 8,399,645

[***]

[***]

[***]

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT 1.28

ST. JUDE AGREEMENT (REDACTED)

(see attachment)

EXCLUSIVE LICENSE AGREEMENT

BETWEEN

ST. JUDE CHILDREN’S RESEARCH HOSPITAL, INC.

&

JUNO THERAPEUTICS, INC.

ST. JUDE File No.: SJ-03-0018

LICENSE AGREEMENT

THIS LICENSE AGREEMENT (the “AGREEMENT”) is entered into as of December 3, 2013 (the “EFFECTIVE DATE”) by and between ST. JUDE CHILDREN’S RESEARCH HOSPITAL, INC., a Tennessee not-for-profit corporation having an address at 262 Danny Thomas Place, Memphis, TN 38105 (“ST. JUDE” or “LICENSOR”), and JUNO THERAPEUTICS, INC., a Delaware corporation, having an address at 8725 W. Higgins Road, Suite 290, Chicago, IL 60631 (“COMPANY”) (ST. JUDE and COMPANY hereinafter each referred to as a “PARTY”, or collectively referred to as the “PARTIES”) with respect to the following:

RECITALS

WHEREAS, as a center for research and education, ST. JUDE is interested in licensing PATENT RIGHTS (hereinafter defined) in a manner that will benefit the public by facilitating the development and distribution of useful products and the utilization of new processes, but is without capacity to commercially develop, manufacture, and distribute any such products or processes; and

WHEREAS, a valuable invention(s) titled “Chimeric Receptors with 4-1BB Stimulatory Signaling Domain” (ST. JUDE File No.: SJ-03-0018) was developed during the course of research conducted by Drs. Dario Campana and Chihaya Imai while employed by ST. JUDE (all hereinafter referred to as “INVENTORS” and each individually referred to as an “INVENTOR”); and

WHEREAS, LICENSOR has acquired through assignment by each of the INVENTORS all rights, title and interest, with the exception of certain retained rights by the United States Government, in their interest in said valuable inventions; and

WHEREAS, COMPANY desires to obtain certain rights in such inventions as herein provided and to commercially develop, manufacture, use and/or distribute products based upon or embodying said valuable inventions throughout the world; and

NOW THEREFORE, in consideration of the premises and the mutual promises and covenants contained in this AGREEMENT, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the PARTIES hereto agree as follows:

ARTICLE 1

DEFINITIONS

All references to particular Exhibits, Articles or Paragraphs shall mean the Exhibits to, and Paragraphs and Articles of, this AGREEMENT, unless otherwise specified. For the purposes of this AGREEMENT and the Exhibits hereto, the following words and phrases shall have the following meanings:

[###] = REDACTED INFORMATION

1.1 “AFFILIATED COMPANY” as used herein in either singular or plural shall mean any corporation, company, partnership, joint venture or other entity, which controls, is controlled by or is under common control with COMPANY. For purposes of this Paragraph 1.1, control shall mean the direct or indirect ownership of at least fifty- percent (50%) of the voting or economic interest in said entity. Any AFFILIATED COMPANY that is exercising rights under this AGREEMENT shall provide a written acknowledgement to LICENSOR that they are bound by, and agree to abide by, the terms of this AGREEMENT.

1.2 “BLA” shall mean a Biologics License Application, as defined in the U.S. Federal Food, Drug, and Cosmetics Act, as amended, and the regulations promulgated thereunder, any alternate market approval application including without limitation a New Drug Application or 510k application, and any corresponding supranational, foreign or domestic equivalent marketing authorization application, registration or certification, necessary to market a LICENSED PRODUCT.

1.3 “EFFECTIVE DATE” of this LICENSE AGREEMENT shall mean the date set forth above.

1.4 “LICENSED FIELD” shall mean all therapeutic, diagnostic, preventative and palliative uses.

1.5 “LICENSED PRODUCT(S)” as used herein in either singular or plural shall mean, on a country by country basis, any material, cell, composition, drug, or other product, the manufacture, use, importation, offer for sale or sale of which would constitute, but for the license granted to COMPANY pursuant to this AGREEMENT, an infringement of a VALID CLAIM of PATENT RIGHTS in that country (infringement shall include, but is not limited to, direct, contributory, or inducement to infringe), assuming, for purposes of determining coverage by this definition, that all pending claims within the PATENT RIGHTS have issued. For the purpose of determining diligence and achievement of clinical development milestones, a product shall fall within this definition even if the exception set forth in 35 U.S.C. § 271(e)(1) may apply.

1.6 “LICENSED SERVICES” shall mean, on a country-by-country basis, any service performed for or on behalf of a third party on a fee-for-service or other basis, the performance of which in the country in question would (without the license granted under the AGREEMENT) infringe at least one VALID CLAIM in that country.

1.7 “NET SALES” shall mean the gross amount billed by COMPANY, AFFILIATES or SUBLICENSEES for LICENSED PRODUCTS or LICENSED SERVICES, less the following:

(a) customary trade, quantity, or cash discounts to the extent actually allowed and taken;

(b) amounts repaid or credited by reason of rejection or return of LICENSED PRODUCTS not replaced or LICENSED SERVICES not re-performed;

[###] = REDACTED INFORMATION

(c) to the extent separately stated on purchase orders, invoices, or other documents of sale, any taxes or other governmental charges levied on the production, sale, transportation, delivery, or use of a LICENSED PRODUCT or performance of a LICENSED SERVICE, which is paid by or on behalf of COMPANY or AFFILIATES; and

(d) outbound transportation costs prepaid or allowed and costs of insurance in transit.

No deductions shall be made for [###]. NET SALES shall occur on the date of billing for a LICENSED PRODUCT or LICENSED SERVICE.

Customary distribution of free samples of LICENSED PRODUCT or related performance of LICENSED SERVICES by COMPANY or AFFILIATES that constitute less than [###] of the total annual distribution of LICENSE PRODUCTS and LICENSED SERVICES shall not be included in any calculation of NET SALES.

1.8 “PATENT RIGHTS” shall mean (a) the patent and patent applications listed on Exhibit A hereto, (b) any other patent or patent application that claims priority to, or common priority with, or is a divisional, continuation, reissue, renewal, reexamination, substitution or extension of any patent or patent application identified in (a); (c) any patents subsequently issuing on any patent application identified in (a) or (b), including any reissues, renewals, reexaminations, substitutions or extensions thereof; (d) any claim of a continuation-in-part application or patent (including any reissues, renewals, reexaminations, substitutions or extensions thereof) that is entitled to the priority date of at least one of the patents or patent applications identified in (a), (b) or (c); (e) any foreign counterpart (including PCTs) of any patent or patent application identified in (a), (b), (c) or (d); and (f) any supplementary protection certificates, pediatric exclusivity periods, any other patent term extensions and exclusivity periods and the like of any patents and patent applications identified in (a) through (e). PATENT RIGHTS shall also include any patent applications or patents filed by the Trustees of the University of Pennsylvania (“Third Party Patent Rights”) claiming, in whole or part, subject matter disclosed in any of the foregoing patent applications and/or patents to the extent that the inventorship of such Third Party Patent Rights includes, or is corrected to include, one or more of the inventors named in any of the PATENT RIGHTS described in subParagraphs (a)- (f) above. Specifically excluded from PATENT RIGHTS are U.S. Patent Nos. [###] and [###], and any other patent or patent application that claims priority to, or common priority with, or is a divisional, continuation, re-issue, renewal, reexamination, substitution or extension of any patent or patent application identified in clause (a) above that contains only claims directed to the [###].

1.9 “PHASE I CLINICAL TRIAL” shall mean a human clinical trial, the principal purpose of which is a preliminary determination of safety in healthy individuals or patients as required in 21 C.F.R. §312, or a similar clinical study prescribed by the regulatory authorities in a country other than the United States.

1.10 “PHASE II CLINICAL TRIAL” shall mean (i) a human clinical trial, for which a primary endpoint is a preliminary determination of efficacy or dose ranges in patients with the disease target being studied as required in 21 C.F.R. §312.21(b), as may be amended from time to time, or a similar clinical study prescribed by the regulatory authorities in a country other than the United States, or (ii) a combined Phase I and Phase II Clinical Trial which [###], or any Phase III Clinical Trial performed in lieu of a Phase II study.

[###] = REDACTED INFORMATION

1.11 “PHASE III CLINICAL TRIAL” shall mean a human clinical trial, the principal purpose of which is to establish safety and efficacy in patients with the disease target being studied as required in 21 C.F.R. §312, or similar clinical study prescribed by the regulatory authorities in a country other than the United States. A Phase III Clinical Trial shall also include any other human clinical trial intended as a pivotal (a Phase II trial that provides evidence for a drug marketing approval) study, whether or not such study is a traditional Phase III study.

1.12 “SUBLICENSE” means any agreement or multiple agreements with a third party which is not an AFFILIATED COMPANY in which COMPANY:

(a) Grants rights in, to or in respect of any of the PATENT RIGHTS;

(b) Grants the right to make, use, offer for sale, sell or import a LICENSED PRODUCT, or to provide a LICENSED SERVICE;

(c) Agrees not to assert the PATENT RIGHTS or agrees not to sue, seek damages or seek injunctive relief for the practice of same;

(d) Assigns or otherwise transfers this AGREEMENT other than as permitted under Article 10.9 herein below and provided that LICENSOR has elected to treat such assignment or transfer as a SUBLICENSE; or

(e) Is under an obligation to do any of the foregoing, or to forbear from offering to do or doing any of the foregoing with any other entity.

The term SUBLICENSE as defined above includes without limitation any agreement that provides a license, option, right of first refusal or negotiation, or covenant not to sue, regarding the PATENT RIGHTS.

1.13 “SUBLICENSEE(S)” as used herein in either singular or plural shall mean any person or entity to which COMPANY has granted a SUBLICENSE.

1.14 “SUBLICENSE CONSIDERATION” shall mean consideration of any kind received by the COMPANY from a SUBLICENSEE(S) for the grant of a SUBLICENSE under or in respect of this AGREEMENT, including, but not limited to, license issue fees, option fees and other licensing fees, milestone payments, minimum annual royalties, license maintenance fees, success fees, and other payments of any kind whatsoever. However, not included in such SUBLICENSE CONSIDERATION are:

(a) [###],

(b) [###],

(c) [###], and

(d) [###].

To the extent that third party rights are sublicensed in combination with the PATENT RIGHTS, the SUBLICENSE CONSIDERATION allocated to the PATENT RIGHTS shall be determined by COMPANY, in consultation with LICENSOR, in good faith with respect to the PATENT RIGHTS and such other rights.

[###] = REDACTED INFORMATION

1.15 “VALID CLAIM” as used herein in either singular or plural shall mean a claim of any (i) issued and unexpired patent included within the PATENT RIGHTS unless the claim has been held unenforceable or invalid by the final, un-reversed, and un-appealable decision of a court or other government body of competent jurisdiction, has been irretrievably abandoned or disclaimed, or has otherwise been finally admitted or determined to be invalid, unpatentable or unenforceable, whether through reissue, reexamination, disclaimer or otherwise, or (ii) a pending claim of a patent application within the PATENT RIGHTS to the extent the claim continues to be prosecuted in good faith and has not been cancelled, withdrawn, abandoned or finally disallowed without the possibility of appeal or re-filing of such application.

ARTICLE 2

LICENSE GRANT

2.1 Grant. Subject to the terms and conditions of this AGREEMENT, LICENSOR hereby grants to COMPANY (i) an exclusive license to develop, make, have made, use, import, offer for sale, sell, and have sold the LICENSED PRODUCT(S) and LICENSED SERVICES worldwide under the PATENT RIGHTS in the LICENSED FIELD. This license grant shall apply to the COMPANY and any AFFILIATED COMPANY, except that any AFFILIATED COMPANY shall not have the right to sublicense others as set forth in Paragraph 2.2 below. If any AFFILIATED COMPANY exercises rights under this AGREEMENT, such AFFILIATED COMPANY shall be bound by all terms and conditions of this AGREEMENT, including, but not limited to, indemnity and insurance provisions and royalty and other payment provisions, which shall apply to the exercise of the rights, to the same extent as would apply had this AGREEMENT been directly between LICENSOR and the AFFILIATED COMPANY. In addition, COMPANY shall remain fully liable to LICENSOR for all acts, omissions and obligations of AFFILIATED COMPANY such that acts, omissions and obligations of the AFFILIATED COMPANY shall be considered acts, omissions and obligations of the COMPANY. This exclusive license grant is subject to (i) rights retained by the United States Government, if any, in accordance with the Bayh-Dole Act of 1980 (established by P.L. 96-517 and amended by P.L. 98-620, codified at 35 USC § 200 et. seq. and implemented according to 37 CFR Part 401), and (ii) the retained rights of LICENSOR to make, have made and use the inventions claimed in the PATENT RIGHTS for LICENSOR’S internal, non-commercial research purposes. For the avoidance of doubt, LICENSOR shall continue to have the right to distribute its biological materials embodying PATENT RIGHTS for non-profit, academic research use under the material transfer agreements (MTAs) found in Exhibits E and F.

[###] = REDACTED INFORMATION

If LICENSOR transfers to a third party any Materials (as defined in the MTAs) covered in whole or part by the PATENT RIGHTS licensed to COMPANY, and is notified by any recipient of any inventions made with the use of such transferred Materials, including without limitation, any patent applications disclosing or claiming any such inventions, LICENSOR shall promptly notify COMPANY, providing any and all information that LICENSOR has regarding such inventions and/or patent applications. At the request of COMPANY, LICENSOR shall negotiate in good faith the terms of a non-exclusive, royalty-bearing worldwide license, with the right to sublicense to COMPANY, with regard to such inventions and/or patent applications to make, have made, use, offer for sale and sell products. LICENSOR shall consult with COMPANY regarding acceptable financial and other terms for any such license and not enter into any agreement with such third party except on terms acceptable to COMPANY. COMPANY shall be responsible for the payment to LICENSOR [###] to the third party for such a license; provided, in no event shall the amount payable to LICENSOR for such a license be more than LICENSOR owes to the third party for any such license. In the event that LICENSOR enters into any such license, the parties shall promptly enter into a written amendment to this AGREEMENT consistent with this paragraph.

2.2 Sublicense. COMPANY may grant SUBLICENSES under the PATENT RIGHTS to third parties pursuant to this AGREEMENT, subject to the terms and conditions of this Paragraph 2.2. COMPANY shall provide LICENSOR with an unredacted copy of each SUBLICENSE between COMPANY and a third party for the grant of rights under the PATENT RIGHTS within thirty (30) days of its execution. Each SUBLICENSE shall: (a) be consistent with the terms, conditions and limitations of this AGREEMENT, (b) name LICENSOR as an intended third party beneficiary of the obligations of SUBLICENSEE without imposition of obligation or liability on the part of LICENSOR or the INVENTORS to the SUBLICENSEE, and (c) [###]. Each SUBLICENSE furnished to LICENSOR by COMPANY shall be the Confidential Information of COMPANY. COMPANY shall (i) be and remain responsible for the performance by such SUBLICENSEE with the terms of this AGREEMENT, and any action by a SUBLICENSEE that would, if conducted by COMPANY be a breach of this AGREEMENT, shall be deemed a breach of this AGREEMENT by COMPANY, and (ii) ascertain, calculate, audit and collect all royalties that become payable by such SUBLICENSEE hereunder and take appropriate enforcement action against such SUBLICENSEE for any failure to pay or to properly calculate payments. LICENSOR shall not exercise any of its rights as a third party beneficiary granted to it pursuant to clause (b) above unless: (w) LICENSOR has notified COMPANY in writing of the obligation of SUBLICENSEE sought to be enforced (the “Obligation”); (x) the Obligation has as its origin a requirement of this AGREEMENT; (y) COMPANY has failed to commence and continue to pursue reasonable steps within thirty (30) days of notice from LICENSOR pursuant to clause (w) above to enforce the Obligation or SUBLICENSEE has not fulfilled the Obligation within ninety (90) days of notice to COMPANY pursuant to clause (w) above, and (z) at the time LICENSOR asserts its rights as a third party beneficiary against SUBLICENSEE, LICENSOR shall have a reasonable basis for believing that SUBLICENSEE is in breach of the Obligation sought to be enforced.

[###] = REDACTED INFORMATION

2.3 Government Rights. The United States Government has acquired a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced for or on behalf of the United States the inventions described in PATENT RIGHTS throughout the world. The rights granted herein are additionally subject to, and expressly conditioned upon compliance with (i) the provisions of the Bayh-Dole Act, 35 USC § 200 et seq, and (ii) other rights acquired, or requirements imposed, by the United States government under the grant/contract award terms and the laws and regulations applicable to the grant/contract award under which the inventions were made.

2.4 Duties of the Parties. LICENSOR is an institute of research and education and not a commercial organization. Therefore, LICENSOR has no ability to evaluate the commercial potential of any PATENT RIGHTS, LICENSED PRODUCT or LICENSED SERVICES or other license or rights granted in this AGREEMENT. It is therefore incumbent upon COMPANY to evaluate the rights, products and services in question, to examine the materials and information provided by LICENSOR and to determine for itself the validity of any PATENT RIGHTS, its freedom to operate, and the value of any LICENSED PRODUCTS or LICENSED SERVICES or other rights granted.

ARTICLE 3

FEES, ROYALTIES, & PAYMENTS

3.1 License Fee. COMPANY shall pay to LICENSOR within [###] of the EFFECTIVE DATE a license fee as set forth in Exhibit B. LICENSOR will not submit an invoice for the license fee, which is nonrefundable and shall not be credited against royalties or other fees. Time is of the essence with respect to payment of this fee. This AGREEMENT shall be null and void ab initio if the License Fee is not received within [###] of the EFFECTIVE DATE.

3.2 Minimum Annual Royalties. COMPANY shall pay to LICENSOR minimum annual royalties as set forth in Exhibit B. These minimum annual royalties shall be due [###] on January 1 following each anniversary of the EFFECTIVE DATE beginning with the first anniversary, and shall be payable within [###] thereafter. For clarity, the first minimum annual royalty payment, for the calendar year 2014, shall be due on January 1, 2015, and payable no later than [###]. Running royalties accrued under Paragraph 3.3 and paid to LICENSOR for a given calendar year shall be credited against the minimum annual royalties due for such calendar year. For example, running royalties accrued under and paid to LICENSOR during calendar year 2015 shall be credited only against the minimum annual royalty payment due and payable no later than [###].

3.3 Running Royalties. COMPANY shall pay to LICENSOR a running royalty as set forth in Exhibit B, for LICENSED PRODUCT(S) and LICENSED SERVICE sold by COMPANY, AFFILIATED COMPANIES and/or SUBLICENSEE(S), based on NET SALES for the Term of this AGREEMENT. Such payments shall be due semi-annually (June 30th and December 31st) and shall be payable within [###] of the end of each half year. Such royalties shall [###] based on [###] related to LICENSED PRODUCTS and LICENSED SERVICES.

[###] = REDACTED INFORMATION

Notwithstanding anything to the contrary in this AGREEMENT, in order to insure LICENSOR the full royalty and other payments contemplated hereunder, COMPANY agrees that in the event any LICENSED PRODUCT(S) or LICENSED SERVICES shall be sold to a corporation, firm or association (the “PURCHASER”) with which COMPANY shall have any agreement, understanding or arrangement with respect to consideration (such as, among other things, an option to purchase stock or actual stock ownership, or an arrangement involving division of profits or special rebates or allowances) received by COMPANY with respect to sale of such LICENSED PRODUCT(S) or LICENSED SERVICES, the royalties to be paid hereunder to LICENSOR for such LICENSED PRODUCT(S) or LICENSED SERVICES shall be based upon the greater of: 1) the [###] of the LICENSED PRODUCT(S) or LICENSED SERVICES as of the date that COMPANY receives such consideration from such PURCHASER, or 2) the [###] of LICENSED PRODUCT(S) or LICENSED SERVICES paid by the PURCHASER.

3.4 SUBLICENSE CONSIDERATION. In addition to the running royalty as set forth under Paragraph 3.3, COMPANY shall pay to LICENSOR, as set forth on Exhibit B a percentage of SUBLICENSE CONSIDERATION. Any SUBLICENSE CONSIDERATION payment due to LICENSOR shall be due within [###] of the end of the six (6) month calendar period in which any SUBLICENSE CONSIDERATION was received, [###]. Such payment shall be accompanied by a detailed written report setting forth the nature and scope of the rights granted, and the total consideration received. COMPANY shall not directly or indirectly accept [###].

3.5 Milestone Payments. COMPANY shall pay to LICENSOR the milestone payments as set forth in Exhibit C for the term of this AGREEMENT. For the avoidance of doubt, clinical trials of LICENSED PRODUCT conducted by COMPANY or on its behalf by other entities with respect to which COMPANY owns or has the right to use the data resulting therefrom and has an obligation to report such results to the regulatory authority having jurisdiction over the conduct of human clinical trials and the approval of products for human use in the jurisdiction where such clinical trials are conducted, including ongoing clinical trials at Fred Hutchinson Cancer Research Center sponsored by COMPANY, shall be considered for determining achievement of milestones. All non-US taxes (excluding any taxes based on LICENSOR’S income) related to milestone payments shall be paid by COMPANY and shall not be deducted from payments due to LICENSOR.

3.6 Patent Prosecution Reimbursement. COMPANY will reimburse LICENSOR, within thirty (30) days of the EFFECTIVE DATE the amount of [###] for costs associated with the preparation, filing, maintenance, and prosecution of PATENT RIGHTS incurred by LICENSOR on or before the EFFECTIVE DATE. In accordance with Paragraph 4.1 below, COMPANY will reimburse LICENSOR, within [###] of the receipt of an invoice from LICENSOR, for all reasonable costs associated with the preparation, filing, maintenance, and prosecution of PATENT RIGHTS in the LICENSED FIELD incurred by LICENSOR subsequent to the EFFECTIVE DATE.

3.7 Form of Payment. All payments under this AGREEMENT shall be made in U.S. Dollars. Checks are to be made payable to “St. Jude Children’s Research Hospital”. Wire transfers may be made using the following information:

[###] = REDACTED INFORMATION

Acct Name: St. Jude Children’s Research Hospital, Master Concentration Account

Acct Number: [###]

Bank Name: First Tennessee Bank

Bank Swift: FTNMUS44

Bank ABA #: 084-000026

Bank Address: Post Office Box 84

Memphis, TN 38101

USA

COMPANY shall be responsible for any and all costs associated with wire transfers and shall include a reference to this AGREEMENT in any wire transfer payment. Payments made by check should be sent to the following address:

St. Jude Children’s Research Hospital

P.O. Box 1000, Department # 516

Memphis, TN 38148-0516

3.8 Late Payments. In the event that any payment due hereunder is not made when payable, the payment shall accrue interest beginning on the tenth day following the due date thereof, calculated at the rate of [###] per month from the date said payment is due, provided however, that in no event shall said annual interest rate exceed the maximum legal interest rate for corporations. Each such payment when made shall be accompanied by all interest so accrued. Said interest and the payment and acceptance thereof shall not negate or waive the right of LICENSOR to seek any other remedy, legal or equitable, to which it may be entitled because of the delinquency of any payment including, but not limited to termination of this AGREEMENT as set forth in Article 9.

3.9 Withholding Taxes. Notwithstanding that LICENSOR is a tax-exempt entity under the United States Internal Revenue Code, as amended, in the event that payments due to LICENSOR in respect of NET SALES in jurisdictions other than the United States are subject to required withholding, such taxes shall be deducted by COMPANY (or its SUBLICENSEES) from such payment prior to remittance, and shall be paid over to the relevant taxing authorities when due. COMPANY shall promptly furnish LICENSOR evidence of any such taxes withheld and of payment thereof, and shall render reasonable assistance to LICENSOR in connection with its invocation of available procedures to seek refund of such payments.

ARTICLE 4

PATENT PROSECUTION, MAINTENANCE, & INFRINGEMENT

4.1 Prosecution & Maintenance. LICENSOR [###] shall be the PARTY responsible for the filing, prosecution and maintenance of patents and patent applications specified under PATENT RIGHTS and, subject to the terms and conditions of this AGREEMENT, COMPANY shall be licensed thereunder. Title to all such patents and patent applications shall reside in LICENSOR. LICENSOR shall have full and complete control over all patent matters in connection therewith under the PATENT RIGHTS, provided however, that LICENSOR shall

[###] = REDACTED INFORMATION

(a) cause its patent counsel, reasonably acceptable to COMPANY, to timely copy COMPANY on all official actions and written correspondence with any patent office, and (b) allow COMPANY and/or counsel appointed by COMPANY an opportunity and reasonably sufficient time to comment and advise LICENSOR with respect thereto. The exercise of such right by COMPANY shall not interfere with the timely filing or submission of any document with, or response to, any official patent office. LICENSOR shall consider in good faith and reasonably incorporate all comments and advice from COMPANY, to the extent that they would tend to cover in more specificity, support or expand the scope of rights sought. By concurrent written notification to LICENSOR and its patent counsel at least [###] in advance of any filing or response deadline, or fee due date, COMPANY may elect not to have a patent application filed in any particular country or not to pay expenses associated with prosecuting or maintaining any patent application or patent within PATENT RIGHTS, provided that COMPANY pays for [###] incurred up to LICENSOR’S receipt of such notification. Failure to provide such notification can be considered by LICENSOR to be COMPANY’s authorization to proceed [###]. Upon such notification, at LICENSOR’S own expense, LICENSOR may file, prosecute, and/or maintain such patent applications or patent within the PATENT RIGHTS with respect to which COMPANY has made the foregoing decision(s) (collectively, the “COMPANY-DECLINED PATENTS”), and any rights or license granted hereunder held by COMPANY, AFFILIATED COMPANIES or SUBLICENSEE(S) relating to COMPANY-DECLINED PATENTS shall terminate.

4.2 Notification. Each PARTY will notify the other promptly in writing when any infringement by a third party is uncovered or suspected.

4.3 Infringement.

a. General. Except as is set forth in Paragraph 4.3b, COMPANY shall have the first right to conduct and control, [###], all patent litigation relating to the PATENT RIGHTS during the Term, including the first right to enforce any patent within PATENT RIGHTS against any infringement or alleged infringement thereof, and shall at all times keep LICENSOR informed as to the status of all such litigation. Before COMPANY may commence an action with respect to any infringement of the PATENT RIGHTS, it must obtain the consent of LICENSOR, such consent not to be unreasonably withheld. Thereafter, COMPANY may, in its sole discretion and at its own expense, may institute suit against any such infringer or alleged infringer and control and defend such suit in a manner consistent with the terms and provisions hereof and recover any damages, awards or settlements resulting therefrom, to be shared by COMPANY and LICENSOR in the manner set forth below. However, no settlement, consent judgment or other voluntary final disposition of the suit may be entered into without the prior written consent of LICENSOR. LICENSOR shall not unreasonably withhold consent of any settlement, consent judgment or other voluntary final disposition of suit that does not admit the invalidity of any patent within PATENT RIGHTS and which does not purport to admit any fault or wrongdoing on the part of LICENSOR. LICENSOR shall reasonably cooperate in any such litigation, [###] including by joining as a party if required by applicable law.

[###] = REDACTED INFORMATION

If COMPANY elects not to enforce any patent within the PATENT RIGHTS, then it shall so notify LICENSOR in writing within [###] of receiving notice that an infringement or suspected infringement exists. LICENSOR may, in its sole judgment and at its own expense, take steps to enforce any patent and commence, control, settle, and defend any such suit in a manner consistent with the terms and provisions hereof, and recover any damages, awards or settlements resulting therefrom, to be shared by COMPANY and LICENSOR in the manner set forth below. At LICENSOR’s request, COMPANY shall reasonably cooperate with any such litigation, at LICENSOR’s expense.

b. [###]

c. Prospective Patent Litigation. With respect to any litigation controlled by COMPANY pursuant to Paragraph 4.3a, COMPANY shall at all times keep LICENSOR informed as to the status thereof and shall (a) cause its litigation counsel, which counsel shall be reasonably acceptable to LICENSOR, to timely copy LICENSOR on all official actions and written correspondence, and (b) allow LICENSOR and counsel appointed by LICENSOR an opportunity and reasonably sufficient time to comment and advise COMPANY with respect thereto, [###]; provided that [###] must be reasonable and reflect that COMPANY is controlling the conduct of such litigation. COMPANY, in responding to the comments and advice of LICENSOR, shall give careful consideration to the views of LICENSOR and to potential effects on LICENSOR’S interests under this AGREEMENT and to potential effects on the public interest in any such action. However, no settlement, consent judgment or other voluntary final disposition of the suit may be entered into without the prior written consent of LICENSOR. LICENSOR shall not unreasonably withhold consent of any settlement, consent judgment or other voluntary final disposition of suit that does not admit the invalidity of any patent within PATENT RIGHTS and which does not purport to admit any fault or wrongdoing on the part of LICENSOR. LICENSOR shall cooperate fully with COMPANY in connection with any litigation related to PATENT RIGHTS, [###]. Any recovery obtained as a result of such litigation shall (i) first, go to reimburse the PARTY controlling the litigation for its out of pocket costs in connection with such litigation; (ii) second, from any damages awarded other than for willful infringement, LICENSOR shall receive the equivalent of [###] based on the [###] or [###] (i.e., an amount equal to [###]), and (iii) any damages awarded for willful infringement shall go [###] percent ([###]%) to the PARTY controlling the litigation and [###] percent ([###]%) shall go to the other PARTY.

ARTICLE 5

OBLIGATIONS OF THE PARTIES

5.1 Reports. COMPANY shall provide to LICENSOR the following written reports, which reports shall be Confidential Information of COMPANY, according to the following schedules.

(a) COMPANY shall provide semi-annual royalty reports, substantially in the format of Exhibit D, or as may be otherwise agreed by the parties in writing and due within [###] of the end of each calendar half year following the first commercial sale of a LICENSED PRODUCT. Royalty Reports shall disclose the amount of [###]. Payment of any such royalties due shall accompany such Royalty Reports.

[###] = REDACTED INFORMATION

(b) Until such time as COMPANY, an AFFILIATED COMPANY or a SUBLICENSEE(S) has achieved a first commercial sale of a LICENSED PRODUCT, or received FDA market approval, COMPANY shall provide annual diligence reports, due within [###] of the end of every December following the EFFECTIVE DATE of this AGREEMENT. These diligence reports shall describe COMPANY’s, AFFILIATED COMPANY’s or any SUBLICENSEE(S)’s technical and other efforts towards meeting its obligations under the terms of this AGREEMENT, particularly its progress toward achieving the developmental milestones set forth in Exhibit C and shall explain any delays experienced in achieving such milestones relative to the projected dates for achievement set forth in Exhibit C.

(c) COMPANY shall further provide in conjunction with the reports due pursuant to Paragraphs 5.1(a) and 5.1(b), the following information:

[###]

5.2 Records. COMPANY shall make and retain, for a period of [###] following the period of each report required by Paragraph 5.1(a), true, complete and accurate records, files and books of account containing all the data reasonably required for the full computation and verification of sales and other information required in Paragraph 5.1(a). Such books and records shall be in accordance with generally accepted accounting principles consistently applied. COMPANY shall permit the inspection of such records, files and books of account by LICENSOR’S agent (the “Auditor”), which Auditor shall be a nationally recognized auditor acceptable to COMPANY, such acceptance not to be unreasonably withheld, and subject to obligations of confidentiality and nonuse owed to LICENSOR consistent with the confidentiality and non-use obligations set forth in this Agreement. Any such inspection shall occur during regular business hours upon [###] written notice to COMPANY. Such inspection shall not be made more than once each calendar year. All costs of such inspection shall be paid by LICENSOR, provided that if any such inspection shall reveal that an error or omission has been made resulting in an underpayment equal to [###], the costs of such inspection shall be borne by COMPANY. As a condition to entering into any agreement, COMPANY shall include in any agreement with its AFFILIATED COMPANIES or its SUBLICENSEE(S) which permits such party to make, use, offer to sell, sell or import the LICENSED PRODUCT(S) or LICENSED SERVICES, a provision requiring such party to retain records of sales of LICENSED PRODUCT(S) or LICENSED SERVICES and other information as required in Paragraphs 5.1(a) and this Paragraph 5.2 and permit the Auditor to inspect such records as required by this Paragraph 5.2. All information and records made available to the Auditor pursuant to this Paragraph 5.2 shall be deemed to be and treated as Confidential Information of COMPANY pursuant to Article 8.

5.3 Commercially Reasonable Efforts. COMPANY shall exercise commercially reasonable efforts to develop and to introduce the LICENSED PRODUCT(S) and/or LICENSED SERVICES into the commercial market as soon as practicable, consistent with sound and reasonable business practice and judgment; thereafter, until the expiration or termination of this AGREEMENT, COMPANY shall endeavor to keep LICENSED PRODUCT(S) and LICENSED SERVICES reasonably available to the public. COMPANY shall also exercise commercially reasonable efforts to develop LICENSED PRODUCT(S) suitable for different indications within the LICENSED FIELD, so that the PATENT RIGHTS can be commercialized as broadly and as speedily as good scientific, clinical and business judgment would deem possible. Development Milestones for the LICENSED PRODUCTS are detailed in Exhibit C.

[###] = REDACTED INFORMATION

COMPANY shall notify LICENSOR well in advance if COMPANY believes that it will fail to achieve the Development Milestones in the expected timeframe as detailed in Exhibit C despite its exercise of commercially reasonable and diligent efforts.

If COMPANY fails to achieve any of the Development Milestones described in Exhibit C within the timeframes specified due to causes that are beyond the reasonable control of COMPANY, (e.g., regulatory action or delay, low patient enrollment, in each case, provided that the COMPANY has conducted the relevant activities in a reasonable manner), notwithstanding COMPANY’ s reasonable, good faith efforts to achieve those milestones, then COMPANY will not be deemed in default or breach of this AGREEMENT and the timeframe for achieving those milestones will be deemed automatically extended by the time of the delay reasonably attributable to the causes that were beyond COMPANY’s control as long as COMPANY diligently and continuously pursues the achievement of such milestones. A failure on the part of COMPANY [###] to pursue timely achievement of the Development Milestones shall be deemed to be a failure within the control of COMPANY.

In the event that the foregoing paragraph does not apply, if the COMPANY fails to reach any milestone in Exhibit D for which a payment is required, then COMPANY may extend that milestone completion date and all subsequent milestone completion dates for a period of [###] (each a “Delayed Milestone”). In order to be entitled to that extension, COMPANY shall, within [###] after the applicable deadline for the achievement of the applicable milestone (i) pay to LICENSOR [###] of the Milestone Payment that would otherwise have been due had COMPANY timely achieved the applicable Milestone and (ii) [###]. If COMPANY fails to reach any Delayed Milestone, then COMPANY may obtain a further [###] month extension. In order to be entitled to the second extension, COMPANY shall, within [###] after the deadline for the achievement of the unachieved Delayed Milestone (a) pay to LICENSOR [###] of the Milestone Payment that would otherwise have been due had COMPANY timely achieved the Delayed Milestone, and (b) [###]. Total delays granted under this provision shall not exceed [###] months. Notwithstanding the above, with regard to milestone 1(g) on Exhibit C ([###]), in the event that COMPANY fails to timely achieve this milestone and seeks one or more extensions under this paragraph the payment due for any such extension shall be $[###].

Subject to the terms of this Paragraph 5.3, failure by COMPANY or its SUBLICENSEES to achieve the Development Milestones within the extended timeframe or to diligently and continuously purse the achievement of the Milestones shall be a breach of Paragraph 5.3, and may result in the [###]. In the event COMPANY ceases all activities directed at the development and commercialization of LICENSED PRODUCT(S) and LICENSED SERVICES, the rights granted to COMPANY under this AGREEMENT shall terminate immediately without further action of either PARTY.

[###] = REDACTED INFORMATION

5.4 Obligations. In the event that LICENSOR determines that COMPANY, AFFILIATED COMPANIES or SUBLICENSEES, have not fulfilled their obligations under Paragraph 5.3, LICENSOR shall furnish COMPANY with written notice of such determination at which time the provisions of Paragraph 5.3 shall apply.

5.5 Patent Acknowledgement. COMPANY agrees that all packaging containing individual LICENSED PRODUCT(S) sold by COMPANY, AFFILIATED COMPANIES and SUBLICENSEE(S) will be marked with the number of the applicable patent(s) licensed hereunder in accordance with each country’s patent laws, and that patent marking requirements will otherwise be complied with.

5.6 Patent Term Extensions. COMPANY and LICENSOR agree that LICENSOR may, in its sole discretion, elect to extend the term of any patents within the PATENT RIGHTS will be extended by all means provided by law or regulation, including without limitation extensions provided under U.S. law at 35 U.S.C. §§154(b) and 156. COMPANY hereby agrees to provide LICENSOR with all necessary assistance in securing such extensions, including without limitation, providing all information regarding applications for regulatory approval, approvals granted, and the timing of same.

5.7 Challenge to Validity/Enforceability of PATENT RIGHTS by COMPANY. If COMPANY challenges the validity or enforceability of PATENT RIGHTS maintain this AGREEMENT in force during such challenge, and LICENSOR in its sole discretion determines not to terminate the AGREEMENT, then COMPANY shall reimburse LICENSOR for any and all costs incurred in defense of such proceedings, including without limitation attorney’s fees, expert witness fees and court costs, within [###] of each invoice for same submitted to COMPANY by LICENSOR or LICENSOR’s counsel. Failure to timely reimburse such costs will constitute a material breach of this AGREEMENT. In addition, any payments required hereunder must be timely made in full when due, in cash and readily available funds; and once paid, no such amounts will be subject to replevin, refund or recovery by COMPANY or AFFILIATED COMPANIES or SUBLICENSEES, irrespective of whether such challenge was successful.

ARTICLE 6

REPRESENTATIONS

6.1 Representations by LICENSOR. Except for (i) the rights of the Government of the United States of America and (ii) in connection with the transfer of biological materials for academic research purposes, LICENSOR represents and warrants that: (a) the execution, delivery and performance of this AGREEMENT have been duly authorized by all necessary corporate action on the part of LICENSOR, (b) it is the owner of the entire right, title, and interest in and to the PATENT RIGHTS, (c) it has the sole right to grant licenses thereunder, (d) it has not granted licenses thereunder or liens, encumbrances, security interests or restrictions to any other entity that would conflict with the rights granted hereunder except as stated herein, and (e) Exhibit A contains a complete list of all current patent applications and patents owned (in whole and in part) by LICENSOR as of the EFFECTIVE DATE relating to [###]. LICENSOR covenants that it will not grant during the term of this AGREEMENT any right, license or interest in the PATENT RIGHTS,

[###] = REDACTED INFORMATION

or any portion thereof, inconsistent with the license granted to COMPANY herein. LICENSOR does not warrant the validity of any patents within the PATENT RIGHTS or that practice under such patents shall be free of infringement of third party intellectual property rights, and COMPANY assumes all responsibility and liability for any such infringement. EXCEPT AS EXPRESSLY SET FORTH IN THIS PARAGRAPH 6.1, COMPANY AND AFFILIATED COMPANIES AGREE THAT THE PATENT RIGHTS ARE PROVIDED “AS IS”, AND THAT LICENSOR MAKES NO REPRESENTATION OR WARRANTY WITH RESPECT TO THE PERFORMANCE OF LICENSED PRODUCT(S) OR LICENSED SERVICES INCLUDING THEIR SAFETY, EFFECTIVENESS, OR COMMERCIAL VIABILITY. LICENSOR DISCLAIMS ALL WARRANTIES WITH REGARD TO PRODUCT(S) AND SERVICES LICENSED UNDER THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, ALL WARRANTIES, EXPRESSED OR IMPLIED, OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, LICENSOR ADDITIONALLY DISCLAIMS ALL OBLIGATIONS AND LIABILITIES ON THE PART OF LICENSOR AND INVENTORS, FOR DAMAGES, INCLUDING, BUT NOT LIMITED TO, DIRECT, INDIRECT, SPECIAL, AND CONSEQUENTIAL DAMAGES, ATTORNEYS’ AND EXPERTS’ FEES, AND COURT COSTS (EVEN IF LICENSORS HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, FEES OR COSTS), ARISING OUT OF OR IN CONNECTION WITH THE MANUFACTURE, USE, IMPORTATION, OFFER FOR SALE OR SALE OF THE PRODUCT(S) AND SERVICES LICENSED UNDER THIS AGREEMENT. COMPANY, AFFILIATED COMPANIES AND SUBLICENSEE(S) ASSUME ALL RESPONSIBILITY AND LIABILITY FOR LOSS OR DAMAGE CAUSED BY A PRODUCT OR SERVICE MANUFACTURED, USED, OR SOLD BY COMPANY, ITS SUBLICENSEE(S) AND AFFILIATED COMPANIES WHICH IS A LICENSED PRODUCT(S) OR LICENSED SERVICE AS DEFINED IN THIS AGREEMENT.

6.2 Representations by COMPANY. COMPANY represents and warrants that: (a) It is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to enter into this AGREEMENT, (b) it is duly authorized by all requisite action to execute, deliver and perform this AGREEMENT and to consummate the transactions contemplated hereby, and that the same do not conflict or cause a default with respect to its obligations under any other agreement and (c) it has duly executed and delivered this AGREEMENT.

ARTICLE 7

INDEMNIFICATION

7.1 Indemnification. COMPANY hereby agrees to, and shall, indemnify, defend, with counsel reasonably acceptable to LICENSOR, and hold LICENSOR, the American Lebanese Syrian Associated Charities, Inc. (ALSAC; a non-profit, 501(c)(3) corporation which supports LICENSOR), their present and former trustees, directors, governors, officers, INVENTORS of PATENT RIGHTS, agents, faculty, employees and students harmless as against any claims, demands, damages consequential, judgments, fees (including reasonable attorneys’ fees), expenses, or other costs arising from or incidental to a breach of any representation, warranty or

[###] = REDACTED INFORMATION

covenant made by COMPANY in this AGREEMENT, any product liability, intellectual property infringement or other lawsuit, claim, demand or other action brought by a third party as [###], whether or not LICENSORS or said INVENTORS, either jointly or severally, are named as a party defendant in any such lawsuit and whether or not LICENSOR or the INVENTORS are alleged to be negligent or otherwise responsible for any injuries to persons or property. [###]. The obligation of COMPANY to defend, indemnify and hold harmless as set out in this Paragraph shall survive the termination of this AGREEMENT, shall continue even after grant, license or assignment of rights and responsibilities to an AFFILIATED COMPANY or SUBLICENSEE, and shall include the obligation to indemnify against any damages awarded a third party, including consequential or indirect damages. COMPANY shall require any AFFILIATED COMPANY practicing the PATENT RIGHTS and any SUBLICENSEE to agree to indemnification provisions in favor of LICENSOR substantially similar to the above.

ARTICLE 8

CONFIDENTIALITY

8.1 Confidentiality. If necessary, the Parties will exchange information they consider to be confidential, including but not limited to the terms of this AGREEMENT and any reports or information provided by COMPANY pursuant to Article 5 (“Confidential Information”). The recipient of such information agrees to accept the disclosure of said information. The recipient of Confidential Information agrees to employ all reasonable efforts to maintain the Confidential Information secret and confidential, such efforts to be no less than the degree of care employed by the recipient to preserve and safeguard its own confidential information. The Confidential Information shall not be disclosed or revealed to anyone except officers, directors, employees and contractors of the recipient who (i) have a need to know the Confidential Information, (ii) are subject to obligations of confidentiality and non-use substantially similar to those set forth in this Article 8, and (iii) have been advised by the recipient of the confidential nature of the Confidential Information and that the Confidential Information shall be treated accordingly.

The obligations of this Paragraph shall also apply to AFFILIATED COMPANIES and/or SUBLICENSEE(S) that are provided such Confidential Information by COMPANY. LICENSOR’S, COMPANY’s, AFFILIATED COMPANIES’, and SUBLICENSEES’ obligations under this Paragraph shall extend until [###] of this AGREEMENT.

8.2 Exceptions. The recipient’s obligations under Paragraph 8.1 shall not extend to any part of the Confidential Information:

a.	that can be demonstrated to have been in the public domain or publicly known and readily available to the trade or the public prior to the date of the disclosure; or

b.	that can be demonstrated, from written records to have been in the recipient PARTY’ s possession or readily available to the recipient PARTY from another source not under obligation of secrecy to the disclosing PARTY prior to the disclosure; or

[###] = REDACTED INFORMATION

c.	that becomes part of the public domain or publicly known by publication or otherwise, not due to any unauthorized act by the recipient PARTY; or

d.	that is demonstrated from written records to have been developed by or for the receiving PARTY without reference to Confidential Information disclosed by the disclosing PARTY.

e.	that is required to be disclosed by law, government regulation or court order.

8.3 Right to Publish. LICENSOR may publish manuscripts, abstracts or the like describing the PATENT RIGHTS and inventions contained therein provided no Confidential Information of COMPANY as defined in Paragraph 8.1, is included or LICENSOR first obtains written approval from COMPANY to include such Confidential Information in any such public disclosure. Otherwise, LICENSOR and the INVENTORS shall be free to publish manuscripts and abstracts or the like without prior approval. The text of the proposed manuscripts, abstracts or the like containing any COMPANY Confidential Information must be provided to COMPANY at least [###] prior to the date of submission for consideration for manuscripts, abstracts or the like in order to provide COMPANY an opportunity to comment on such proposed manuscripts, abstracts or the like and determine if COMPANY Confidential Information is disclosed therein. In the event that COMPANY so comments prior to such intended submission date, LICENSOR shall delay submission of such manuscripts, abstracts or the like [###] beyond such intended submission date and, during such [###] period, engage in good faith discussion of such comments with COMPANY, and consider in good faith the modification of such proposed manuscripts, abstracts or the like pursuant to such comments, but LICENSOR will have no obligation to accept or make such modifications. Upon the request of COMPANY, LICENSOR shall remove any COMPANY Confidential Information from any proposed manuscripts, abstracts or the like.

ARTICLE 9

TERM & TERMINATION

9.1 Term. The term of this AGREEMENT shall commence on the EFFECTIVE DATE and shall continue, in each country, until the date of expiration of the last to expire VALID CLAIM included within PATENT RIGHTS in that country.

9.2 Termination by Either PARTY. This AGREEMENT may be terminated by either COMPANY or LICENSOR, in the event that the other PARTY (a) to the extent permissible under applicable and prevailing law, files or has filed against it a petition under the Bankruptcy Act, makes an assignment for the benefit of creditors, has a receiver appointed for it or a substantial part of its assets, or otherwise takes advantage of any statute or law designed for relief of debtors or (b) fails to perform or otherwise breaches any of its obligations hereunder, if, following the giving of notice by the terminating PARTY of its intent to terminate and stating the grounds therefor, the PARTY receiving such notice shall not have cured such failure or breach within sixty (60) days. In no event, however, shall such notice or intention to terminate be deemed to waive any rights to damages or any other remedy which the PARTY giving notice of breach may have as a consequence of such failure or breach.

[###] = REDACTED INFORMATION

9.3 Termination by COMPANY. COMPANY may terminate this AGREEMENT and the license granted herein as to any patent application or patent within the PATENT RIGHTS, for any reason, upon giving LICENSOR [###] written notice.

9.4 Termination by LICENSOR. Except as may be otherwise expressly set forth in this AGREEMENT, in the event COMPANY breaches or defaults in the performance of its obligations under this AGREEMENT, LICENSOR may terminate this AGREEMENT and the licenses granted herein upon [###] written notice, subject to cure thereof by COMPANY in accordance with Paragraphs 5.3 and 5.4.

9.5 Obligations and Duties upon Termination. If this AGREEMENT is terminated, the PARTIES shall be released from all obligations and duties imposed or assumed hereunder to the extent so terminated, except as expressly provided to the contrary in this AGREEMENT. Upon termination subject to Paragraph 9.6, each PARTY shall cease any further use of the Confidential Information received from the other PARTY. Termination of this AGREEMENT, for whatever reason, shall not affect the obligation of any PARTY to make any payments for which it is liable prior to or upon such termination. Termination shall not affect LICENSOR’S right to recover unpaid royalties, fees, reimbursement for patent expenses, or other forms of financial compensation owed prior to termination. Upon termination, COMPANY shall submit a final royalty report to LICENSOR and any royalty payments (if after first commercial sale of LICENSED PRODUCTS), fees, unreimbursed patent expenses and other financial compensation due to LICENSOR shall become immediately payable. Furthermore, upon termination of this AGREEMENT, all rights in and to the PATENT RIGHTS shall revert immediately to LICENSOR at no cost to LICENSOR. Upon any termination of this AGREEMENT, any SUBLICENSEE(S) shall become, with such SUBLICENSEE(S)’ agreement, a direct licensee of LICENSOR, provided that (a) such SUBLICENSEE(S) cure any default of the COMPANY of which they are legally capable, including in all events paying all amounts due under this AGREEMENT, (b) such SUBLICENSEE(S) was not the cause of terminations, and (c) LICENSOR’S obligations to SUBLICENSEE(S) are no greater than LICENSOR’S obligations to COMPANY under this AGREEMENT and the SUBLICENSEE’S obligations to LICENSOR are no greater than the obligations of COMPANY to LICENSOR under this AGREEMENT. COMPANY shall provide written notice of such to each SUBLICENSEE(S) with a copy of such notice provided to LICENSOR.

9.6 COMPANY may, within [###] of the effective date of any termination of this AGREEMENT, sell all LICENSED PRODUCTS and parts therefor that it has on hand at the date of termination, if COMPANY pays to LICENSOR the earned royalty thereon.

ARTICLE 10

MISCELLANEOUS

10.1 Use of Name or Logo. Neither LICENSOR nor COMPANY shall use the name, image or logo of the other PARTY, or the name of an affiliate, a current of former staff member, employee, student or affiliated physician or faculty of the other PARTY, or any adaptation thereof, in any advertising, promotional or sales literature without the prior written approval of the PARTY.

[###] = REDACTED INFORMATION

10.2 Notification of Promotion and Acknowledgment of Contributions. COMPANY shall notify the LICENSOR in writing at least [###] in advance of any press release or promotional communication related to LICENSED PRODUCTS or LICENSED SERVICES or from any innovations that are a downstream result of research involving the LICENSED PRODUCTS or LICENSED SERVICES to determine whether the LICENSOR wishes to be acknowledged. Promotional communications include online content, brochures, advertising or public presentations. For any such release or promotion, COMPANY shall include, at the LICENSOR’S discretion, [###].

10.3 No Partnership. Nothing in this AGREEMENT shall be construed to create any agency, employment, partnership, joint venture or similar relationship between LICENSOR and COMPANY other than that of a licensor/licensee. Neither LICENSOR nor COMPANY shall have any right or authority whatsoever to incur any liability or obligation (express or implied) or otherwise act in any manner in the name or on the behalf of the other, or to make any promise, warranty or representation binding on the other.

10.4 Notice of Claim. Each, LICENSOR and COMPANY, shall give the other or its representative immediate notice of any suit or action filed, or prompt notice of any claim made, against them arising out of the performance of this AGREEMENT or arising out of the practice of the inventions licensed hereunder.

10.5 Insurance. Prior to initial human testing or FIRST COMMERCIAL SALE of any LICENSED PRODUCT(S) or LICENSED SERVICES as the case may be and thereafter until [###], COMPANY and SUBLICENSEES shall establish and maintain insurance coverage in such country in the minimum amount of [###], to cover any liability arising from COMPANY’S indemnification obligations under Article 7 above with respect to such human testing or commercial sale of LICENSED PRODUCT(S) or LICENSED SERVICE, and prior to the expiration of such period shall obtain tail coverage for the same limits. Prior to initial human testing or FIRST COMMERCIAL SALE of any LICENSED PRODUCT(S) as the case may be and thereafter until [###], COMPANY and SUBLICENSEES shall establish and maintain, in each country in which COMPANY, an AFFILIATED COMPANY or SUBLICENSEE(S) shall test or sell LICENSED PRODUCT(S), product liability or other appropriate insurance coverage in the minimum amount of [###], and prior to the expiration of such period shall obtain tail coverage for the same limits. COMPANY will annually present evidence, in the form of a statement in the annual report to LICENSOR that such coverage is being maintained. Upon LICENSOR’S request, COMPANY will furnish LICENSOR with a Certificate of Insurance of each insurance policy obtained. LICENSOR and ALSAC shall be listed as additional insureds in COMPANY’s, AFFILIATED COMPANIES’ and SUBLICENSEES’ said insurance policies. If such insurance is underwritten on a ‘claims made’ basis, COMPANY agrees that any change in underwriters during the term of this AGREEMENT and thereafter so long as LICENSED PRODUCTS are being sold will require the purchase of ‘prior acts’ coverage to ensure that coverage will be continuous throughout the Term of this AGREEMENT and thereafter until [###] following expiration dating of the last batch of LICENSED PRODUCT manufactured. All such insurance shall be primary and non-contributory. All such insurers shall have a minimum financial rating by A.M Best of [###].

[###] = REDACTED INFORMATION

10.6 Governing Law and Venue. Any legal action arising from this AGREEMENT shall be brought in Memphis, Tennessee and shall be governed by the law of the State of Tennessee, without regard to the conflicts of laws provisions thereof.

10.7 Notice. All notices or communication required or permitted to be given by either PARTY hereunder shall be deemed sufficiently given if mailed by registered mail or certified mail, return receipt requested, or sent by overnight courier, such as Federal Express, to the other PARTY at its respective address set forth below or to such other address as one PARTY shall give notice of to the others from time to time hereunder or if sent by facsimile to the other PARTY at its respective facsimile number provided below and receipt is acknowledged. Mailed notices shall be deemed to be received on the third business day following the date of mailing. Notices sent by overnight courier shall be deemed received the following business day.

If to COMPANY:	Chief Executive Officer
Juno Therapeutics, Inc.
8725 W. Higgins Road, Suite 290
Chicago, IL 60631

If to ST. JUDE:	Director, Office of Technology Licensing
St. Jude Children’s Research Hospital
262 Danny Thomas Place, Mail Stop 742
Memphis, Tennessee
Phone: (901) 595-2342
Fax: (901) 595-3148

10.8 Compliance with All Laws. In all activities undertaken pursuant to this AGREEMENT, LICENSOR and COMPANY covenant and agree that each will in all material respects comply with such Federal, state and local laws and statutes, as may be in effect at the time of performance and all valid rules, regulations and orders thereof regulating such activities.

10.9 Successors and Assigns. Neither this AGREEMENT nor any of the rights or obligations created herein, except for the right to receive any remuneration hereunder, may be assigned by either PARTY, in whole or in part, without the prior written consent of the other PARTY, except that either PARTY shall be free to assign this AGREEMENT without the consent of the other party (i) to any AFFILIATED COMPANY at least having an ability comparable to COMPANY in performing under this AGREEMENT, or (ii) in the case of the COMPANY, in connection with any sale of substantially all of its assets of COMPANY relating to this AGREEMENT, but in each case, shall provide written notice of such assignment and assumption along with an executed copy thereof or of the written notice of a change of control, as the case may be, within thirty (30) days of its occurrence. This AGREEMENT shall bind and inure to the benefit of the successors and permitted assigns of the PARTIES hereto.

[###] = REDACTED INFORMATION

10.10 No Waivers; Severability. No waiver of any breach of this AGREEMENT shall constitute a waiver of any other breach of the same or other provision of this AGREEMENT, and no waiver shall be effective unless made in writing. Any provision hereof prohibited by or unenforceable under any applicable law of any jurisdiction shall as to such jurisdiction be deemed ineffective and deleted herefrom without affecting any other provision of this AGREEMENT. It is the desire of the PARTIES hereto that this AGREEMENT be enforced to the maximum extent permitted by law, and should any provision contained herein be held by any governmental agency or court of competent jurisdiction to be void, illegal and unenforceable, the PARTIES shall negotiate in good faith for a substitute term or provision which carries out the original intent of the PARTIES.

10.11 Entire Agreement; Amendment. COMPANY and LICENSOR acknowledge that they have read this entire AGREEMENT and that this AGREEMENT, including the attached Exhibits constitutes the entire understanding and contract between the PARTIES hereto and supersedes any and all prior or contemporaneous oral or written communications with respect to the subject matter hereof. It is expressly understood and agreed that (i) there being no expectations to the contrary between the PARTIES hereto, no usage of trade, verbal agreement or another regular practice or method dealing within any industry or between the PARTIES hereto shall be used to modify, interpret, supplement or alter in any manner the express terms of this AGREEMENT; and (ii) this AGREEMENT shall not be modified, amended or in any way altered except by an instrument in writing signed by both of the PARTIES hereto.

10.12 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any PARTY hereto, shall impair any such right, power or remedy to such PARTY nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or waiver or acquiescence in any similar breach or default, or be deemed a waiver or acquiescence of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any PARTY of any breach or default under this AGREEMENT, or any waiver on the part of any PARTY of any provisions or conditions of this AGREEMENT, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies either under this AGREEMENT or by law or otherwise afforded to any PARTY, shall be cumulative and not alternative.

10.13 Force Majeure. If a PARTY fails to fulfill its obligations hereunder (other than an obligation for the payment of money), when such failure is due to an act of God, or other circumstances beyond its reasonable control, including but not limited to fire, flood, civil commotion, riot, war (declared and undeclared), revolution, epidemics, terrorism, earthquake or embargoes, then said failure shall be excused for the duration of such event and for such a time thereafter as is reasonable to enable the parties to resume performance under this AGREEMENT, provided however, that in no event shall such time extend for a period of more than one hundred eighty (180) days.

10.14 Further Assurances. Each PARTY shall, at any time, and from time to time, prior to or after the EFFECTIVE DATE of this AGREEMENT, at reasonable request of the other PARTY, execute and deliver to the other such instruments and documents and shall take such actions as may be required to more effectively carry out the terms of this AGREEMENT.

[###] = REDACTED INFORMATION

10.15 Survival. The provisions of Paragraphs 3.2 – 3.8 (with respect to fees and other amounts accruing prior to termination, and in connection with sales after termination pursuant to Paragraphs 9.5 and 9.6, shall survive expiration or termination of the AGREEMENT. All representations, warranties, covenants and agreements made herein and which by their express terms or by implication are to be performed after the expiration and/or termination hereof, or are prospective in nature, shall survive such expiration and/or termination, as the case may be. This shall include Paragraphs 5.1 (Reports), 5.2 (Records), and Articles 7, 8, and 10.

10.16 No Third Party Beneficiaries. Nothing in this AGREEMENT shall be construed as giving any person, firm, corporation or other entity, other than the PARTIES hereto and their successors and permitted assigns, any right, remedy or claim under or in respect of this AGREEMENT or any provision hereof.

10.17 Headings. Article headings are for convenient reference and not a part of this AGREEMENT. All Exhibits are incorporated herein by this reference.

10.18 Counterparts. This AGREEMENT may be executed in counterparts, each of which shall be deemed an original and all of which when taken together shall be deemed but one instrument.

[###] = REDACTED INFORMATION

IN WITNESS WHEREOF, this AGREEMENT shall take effect as of the EFFECTIVE DATE when it has been executed below by the duly authorized representatives of the parties.

JUNO THERAPEUTICS, INC.	ST. JUDE CHILDREN’S RESEARCH HOSPITAL, INC.

/s/ Hans Bishop	/s/ William E. Evans
Name: Hans Bishop	Name: William E. Evans
Title: CEO	Title: Director and CEO

Dec 3rd, 2013	Dec 3, 2013
(Date)	(Date)

EXHIBIT A. PATENT RIGHTS LIST

EXHIBIT B. LICENSE FEE & ROYALITIES

EXHIBIT C. DEVELOPMENTAL MILESTONES & MILESTONE PAYMENTS

EXHIBIT D: SALES & ROYALTY REPORT FORM

EXHIBIT E: MATERIAL TRANSFER AGREEMENT – BASIC RESEARCH

EXHIBIT F; MATERIAL TRANSFER AGREEMENT – CLINICAL RESEARCH

[###] = REDACTED INFORMATION

EXHIBIT A

PATENT RIGHTS LIST

U.S. Patent No. 8,399,645, titled “Chimeric Receptors with 4-1BB Stimulatory Signaling Domain”

[###]

[###] = REDACTED INFORMATION

EXHIBIT B

LICENSE FEE & ROYALTIES

1. License Fee: The license fee due under Paragraph 3.1 within [###] of the EFFECTIVE DATE is twenty-five million U.S. dollars ($25,000,000).

2. Minimum Annual Royalties: The minimum annual royalties pursuant to Paragraph 3.2 are:

1st year—January 1, 2015:	One hundred thousand U.S. dollars ($100,000)
2nd year—January 1, 2016:	One hundred thousand U.S. dollars ($100,000)
January 1 of every year thereafter during the term of the Agreement:	Five hundred thousand U.S. dollars ($500,000)

3. Royalties: The running royalty rate payable under Paragraph 3.3 is [###] percent ([###]%) of NET SALES. [###]. If a LICENSED PRODUCT OR LICENSED SERVICE is covered by more than one patent or patent application within the PATENT RIGHTS, [###].

4. SUBLICENSE CONSIDERATION: The SUBLICENSE CONSIDERATION payable under Paragraph 3.4 is as follows:

LICENSOR shall receive [###] of SUBLICENSE CONSIDERATION.

[###] = REDACTED INFORMATION

EXHIBIT C

[###]

[###] = REDACTED INFORMATION

EXHIBIT D

[###]

[###] = REDACTED INFORMATION

EXHIBIT E

[###]

[###] = REDACTED INFORMATION

EXHIBIT F

[###]

EXHIBIT 3.02(b)

Basis for Other Royalties

Section 9.3(h)(i) of the Penn-Novartis Collaboration sets out certain royalties that are to be paid by Novartis to Penn, as specified in a table set forth in that section (the “Table”). The following two tables, collectively, in this Exhibit 3.02 restate the Table after giving effect to certain changes agreed by Novartis and Penn in connection with the overall transactions contemplated by this Agreement and reflect such royalty payment obligations between Novartis and Penn as of the Effective Date (which shall form the basis for the calculation contemplated under Section 3.02(b)). The calculation of such royalties take into consideration the definition of “Initial CD19 Product” provided for in the Penn-Novartis Collaboration since the royalties that may become due to Penn under the Penn-Novartis Collaboration depend on (A) if the Initial CD19 Product is a CART19 Product or a humanized CART19 Product and (B) if the Initial CD19 Product is not a CART19 Product or a humanized CART19 Product:

A. If the Initial CD19 Product is a CART19 Product or a humanized CART19 Product, then:

Worldwide Annual Net Sales of a Product (on a Product-by-Product basis) during the applicable Calendar Year during the Royalty Term:	I. Royalty Rate Applicable to any Initial CD19 Product:	II. Royalty Rate Applicable to any Product other than an Initial CD19 Product:
Portion less than or equal to $[***]:	[***]%	[***]%
Portion greater than $[***], but less than or equal to $[***]:	[***]%	[***]%
Portion greater than $[***]:	[***]%	[***]%

B. If the Initial CD19 Product is not a CART19 Product or a humanized CART19 Product, then:

Worldwide Annual Net Sales of a Product (on a Product-by-Product basis) during the applicable Calendar Year during the Royalty Term:	I. Royalty Rate Applicable to any Initial CD19 Product:	IIA. Royalty Rate Applicable to CART19 Product and any humanized CART19 Product:	IIB. Royalty Rate Applicable to any Product other than an Initial CD19 Product or any CART19 Product and any humanized CART19 Product:
Portion less than or equal to $[***]:	[***]%	[***]%	[***]%
Portion greater than $[***], but less than or equal to $[***]:	[***]%	[***]%	[***]%
Portion greater than $[***]:	[***]%	[***]%	[***]%

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT 3.06(a)(i)

LETTER TO THE EDITOR

NEW ENGLAND JOURNAL OF MEDICINE

“Dear [insert name of editor]:

We write to request that the New England Journal of Medicine publish the following addendum in connection with the articles referenced below:

[***]

Thank you for your prompt consideration of this request.”

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT 3.06(a)(ii)

LETTER TO THE EDITOR

SCIENCE TRANSLATIONAL MEDICINE

“Dear [insert name of editor]:

We write to request that Science Translational Medicine publish the following addendum in connection with the article referenced below:

[***]

Thank you for your prompt consideration of this request.”

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT 4.01

FORM OF ROYALTY REPORT

QUARTERLY SALES & ROYALTY REPORT

[***]

[***]

[***]	[***]	[***]	[***]	[***]	[***]	[***]

[***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT 5.02

FORM OF DISMISSAL

(see attachment)

IN THE UNITED STATES DISTRICT COURT

FOR THE EASTERN DISTRICT OF PENNSYLVANIA

TRUSTEES OF THE UNIVERSITY OF

PENNSYLVANIA and NOVARTIS

PHARMACEUTICALS CORPORATION,

Plaintiffs and

Counter-Defendants,

v.

ST. JUDE CHILDREN’S RESEARCH

HOSPITAL, INC. and

JUNO THERAPEUTICS, INC.,

Defendants and

Counterclaimants.

Civil Action No. 2:13-CV-01502-SD

ST. JUDE CHILDREN’S RESEARCH

HOSPITAL, INC. and JUNO

THERAPEUTICS, INC.,

Counterclaimants,

v.

NOVARTIS PHARMACEUTICALS

CORPORATION and NOVARTIS

INSTITUTES FOR BIOMEDICAL

RESEARCH, INC.,

Counter-Defendants.

STIPULATION OF DISMISSAL PURSUANT TO FED. R. CIV. P. 41(a)(1)(ii)

Whereas Plaintiff Trustees of the University of Pennsylvania (“the University”), Plaintiff and counterclaim-defendant Novartis Pharmaceuticals Corporation, Counterclaim-defendant Novartis Institutes for Biomedical Research, Inc. (together with Novartis Pharmaceuticals Corporation, “Novartis”), Defendant and

Counterclaimant St. Jude Children’s Research Hospital, Inc. (“St. Jude”), and Defendant and Counterclaimant Juno Therapeutics, Inc. (“Juno”) (the University, Novartis, St. Jude and Juno, collectively, the “Parties”) have entered into agreements resolving the above-captioned litigation, the Parties, through their undersigned counsel, hereby stipulate and agree as follows:

1.	Subject to paragraph 2 below, the above-captioned litigation, including all claims, counterclaims and affirmative defenses, is dismissed with prejudice. Subject to any contractual relationships that exist between or among any of the Parties, each of the Parties is to bear its own costs and attorney’s fees.;

2.	The rights of the University and Novartis to assert non-infringement, invalidity and unenforceability of U.S. Patent No. 8,399,645 by way of counterclaim or defense in the event that the patent is, in the future, asserted against them, are preserved.

Dated: April , 2015

Madeline M. Sherry (PA Bar I.D. No. 31549)	Abraham C. Reich (PA Bar I.D. No. 20060)
GIBBONS, P.C.	Robert S. Tintner (PA Bar I.D. No. 73865)
1700 Two Logan Square	FOX ROTHSCHILD LLP
18th & Arch Streets	2000 Market Street, 20th Floor
Philadelphia, PA 19103-2769	Philadelphia, PA 19103-3222
Phone: 215-446-6201	Phone: 215-299-2000
Fax: 215-446-6311	Fax: 215-299-2150

David K. Barr (pro hac vice)	Morgan Chu (pro hac vice)
Aaron Stiefel (pro hac vice)	Andrei Iancu (pro hac vice)
Richard A. De Sevo (pro hac vice)	Alan J. Heinrich (pro hac vice)
Abigail Langsam (pro hac vice)	IRELL & MANELLA LLP
KAYE SCHOLER LLP	1800 Avenue of the Stars, Suite 900
250 W. 55th Street	Los Angeles, CA 90067-4276
New York, NY 10019-9710	Phone: 310-277-1010
Phone: 212-836-8000	Fax: 310-203-7199
Fax: 212-836-8639

Attorneys for Juno Therapeutics, Inc.
Attorneys for Novartis Pharmaceuticals Corporation and Novartis Institutes for BioMedical Research, Inc.

Daniel Segal (PA Bar I.D. No. 26218)
Eric Kraeutler (PA Bar I.D. No. 32189)	HANGLEY ARONCHICK SEGAL PUDLIN &
John V. Gorman (PA Bar I.D. No. 80631)	SCHILLER
Deborah W. Frey (PA Bar I.D. No. 310717)	One Logan Square, 27th Floor
Aaron V. Skrypski (PA Bar I.D. No. 209336)	Philadelphia, PA 19103
MORGAN, LEWIS & BOCKIUS LLP	Phone: 215-496-7300
1701 Market Street
Philadelphia, PA 19103-2921	Glenn L. Krinsky (pro hac vice)
Phone: 215-963-5000	JONES DAY
Fax: 215-963-5001	555 South Flower Street, 50th Floor
Los Angeles, CA 90071
Attorneys for Trustees of the University of	Phone: 213-489-3939
Pennsylvania
Alan E. Friedman (pro hac vice)
FOLEY & LARDNER LLP
555 South Flower Street, Suite 3500
Los Angeles, CA 90028
213-972-4500

Attorneys for St. Jude Children’s Research Hospital,
Inc.

EXHIBIT 8.03(d)

RECIPIENTS OF THE PENN CONSTRUCT

Institution	Contact(s)	Address	Date(s) of Transfer
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT 8.03(e)

THIRD PARTIES

Novartis Institutes for BioMedical Research, Inc.

250 Massachusetts Avenue

Cambridge, MA 02139

EXHIBIT 13.10(a)

NOVARTIS STANDBY STATEMENT

Novartis and its co-party, the Trustees of the University of Pennsylvania, have settled their litigation with St. Jude Children’s Research Hospital, Inc. and Juno Therapeutics, Inc. involving patent and contract claims relating to our chimeric antigen receptor (CAR) CTL019 research and development program. Under the litigation settlement, all of the parties claims are dismissed, and Novartis is licensed to continue research, development and commercialization of CTL019 and subsequent CART-19 therapy programs that may be within the scope of the patent that was the subject of the litigation.

Our collaboration with Penn was formed to bring important new therapies to patients who are in desperate need of new treatment options. We are proud to be working with Carl June and the renowned researchers from Penn.

The clinical trials to date have indicated that CTL019 has the potential to treatrelapsed/refractory acute lymphoblastic leukemia and shows potential in other B-cell malignancies for patients who have exhausted all other treatment options.

Questions & answers

Q1Why did you settle with Juno?

A1With the litigation behind us, we can focus on bringing this important therapy to patients. Novartis is licensed to continue research, development and commercialization of CTL019 and subsequent CART-19 therapy programs that may be within the scope of the patent that was the subject of the litigation.

Q2 What are the terms of the settlement?

A2Novartis will receive a non-exclusive license from Juno to the licensed patents. In exchange, Novartis will provide to Juno:

•	Initial payment of $12.25 million

•	Future milestone payments

•	low to mid single digit royalties—dependent upon geography

Q3Does this outcome impact the progress/development of CTL019 or other CAR research programs conducted by Novartis and Penn?

A3No. Novartis is licensed to continue research, development and commercialization of CTL019 and subsequent CART-19 therapy programs that may be within the scope of the patent that was the subject of the litigation.

Q4How is CTL019 different from the Juno therapy?

A4Each CAR therapy is unique and the therapies being developed cannot be broadly defined as a single “class.” Although there are some similarities, these are complex programs that use different approaches and are derived from a patient’s own T cells. [Note, Juno has three “founding partners” (MSKCC, Fred Hutchinson Cancer Center,and Seattle Children’s Hospital) each of which have different CART-19 products under development]

EXHIBIT 13.10(b)

JUNO PRESS RELEASE

JUNO THERAPEUTICS ANNOUNCES PATENT LITIGATION SETTLEMENT

SEATTLE (April     , 2015) – Juno Therapeutics, Inc. (NASDAQ: JUNO) today announced that it entered into a settlement agreement to resolve litigation with the Trustees of the University of Pennsylvania (“Penn”) and Novartis Pharmaceuticals Corporation (“Novartis”). Juno became a party to the litigation after it entered into a December 2013 license agreement with St. Jude Children’s Research Hospital (“St. Jude”), also a party in the litigation, for patent rights owned by St. Jude. The litigation itself, which began in July 2012 in connection with a contract dispute between St. Jude and Penn, was broadened in March 2013 to include a dispute concerning St. Jude’s U.S. Patent No. 8,399,645, titled “Chimeric Receptors with 4-1BB Stimulatory Signaling Domain.”

Under the terms of the settlement, Novartis agreed to make payments to Juno including an initial payment of $12.25 million, future milestone payments, and mid-single digit royalties from U.S. net sales of product candidates related to the disputed contract and patent claims, as well as a low double digit percentage of the royalties Novartis pays to Penn for global net sales for those product candidates. Payments received by Juno will be shared with St. Jude under the terms of the license agreement between Juno and St. Jude. The parties also agreed to dismiss all claims in the relevant legal proceedings.

“We are pleased by this settlement, which benefits patients by allowing each party to advance its promising cancer immunotherapies and rewards the investigators on whose insights those developments are based,” said Juno CEO, Hans Bishop.

About Juno

Juno Therapeutics, Inc. (“Juno”) is building a fully integrated biopharmaceutical company focused on revolutionizing medicine by re-engaging the body’s immune system to treat cancer. Founded on the vision that the use of human cells as therapeutic entities will drive one of the next important phases in medicine, Juno is developing cell-based cancer immunotherapies based on chimeric antigen receptor and high-affinity T cell receptor technologies to genetically engineer T cells to recognize and kill cancer. Juno is developing multiple cell-based product candidates to treat a variety of B-cell malignancies as well as solid tumors. Multiple product candidates have shown compelling evidence of tumor shrinkage in the clinical trials in refractory leukemia and lymphoma conducted to date. The company’s long-term aim is to improve and leverage its cell-based platform to develop new product candidates that address a broader range of cancers and human diseases. Juno brings together innovative technologies from some of the world’s leading research institutions, including the Fred Hutchinson Cancer Research Center, Memorial Sloan Kettering Cancer Center, Seattle Children’s Research Institute, and The National Cancer Institute.

www.JunoTherapeutics.com

Forward Looking Statements

This press release contains forward-looking statements, including statements regarding the dismissal of certain litigation, future payments related to the settlement of that litigation, and the benefits of that settlement. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to, risks associated with: payments related to the settlement, the success, cost and timing of product development activities and clinical trials; the ability to obtain regulatory approval for and to commercialize product candidates; and regulatory requirements and regulatory developments; and Juno’s ability to obtain, maintain, or protect intellectual property rights related to its product candidates; amongst others. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Juno’s business in general, see Juno’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 19, 2015. These forward-looking statements speak only as of the date hereof, and Juno disclaims any obligation to update these forward-looking statements.

Investor Relations Contact:

David Walsey, W2O Group

dwalsey@w2ogroup.com, 858-617-0772

Media Contact:

Andreas Marathovouniotis, W2O Group

amarathis@w2ogroup.com, 212-301-7174

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